Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF OCTOBER 15, 2003

AMONG

THE ARISTOTLE CORPORATION,

THE LENDERS,

BANK ONE, NA

AS AGENT,

AND AS LC ISSUER

AND

BANC ONE CAPITAL MARKETS, INC.

AS LEAD ARRANGER AND SOLE BOOK RUNNER

TABLE OF CONTENTS

Note: Article VII needs to be edited each time table is

generated.

Page

Article I DEFINITIONS 1

Article II THE CREDITS 21

2.1.Commitment 21

2.2.Mandatory Prepayments; Amortization of Acquisition

Overadvances; Required Payment upon Termination. 21

2.3.Ratable Loans 22

2.4.Types of Advances 22

2.5.Commitment Fee; Reductions in Aggregate Commitment 22

2.6.Minimum Amount of Each Advance 22

2.7.Optional Principal Payments 23

2.8.Method of Selecting Types and Interest Periods for New

Advances 23

2.9.Conversion and Continuation of Outstanding Advances 23

2.10. Changes in Interest Rate, etc. 24

2.11. Rates Applicable After Default 24

2.12. Method of Payment 25

2.13. Notes 25

2.14. Telephonic Notices 25

2.15. Interest Payment Dates; Interest and Fee Basis 25

2.16. Notification of Advances, Etc. 26

2.17. [INTENTIONALLY OMITTED] 26

2.18. Non-Receipt of Funds by the Agent 26

2.19. Facility LCs. 27

2.20. Replacement of Lender 30

2.21. Increase of Aggregate Commitment. 31

Article III YIELD PROTECTION; TAXES 32

3.1.Yield Protection 32

3.2.Changes in Capital Adequacy Regulations 33

3.3.Availability of Types of Advances 33

3.4.Funding Indemnification 33

3.5.Taxes. 34

3.6.Lender Statements; Survival of Indemnity 35

Article IV CONDITIONS PRECEDENT 36

4.1.Initial Credit Extension 36

4.2.Each Credit Extension 38

Article V REPRESENTATIONS AND WARRANTIES 39

5.1.Existence and Standing 39

5.2.Authorization and Validity 39

5.3.No Conflict; Government Consent 40

5.4.Financial Statements 40

5.5.Material Adverse Change 40

5.6.Taxes 40

5.7.Litigation and Contingent Obligations 41

5.8.Subsidiaries 41

5.9.ERISA 41

5.10. Accuracy of Information 41

5.11. Regulation U 41

5.12. Material Agreements 41

5.13. Compliance With Laws 42

5.14. Ownership of Properties 42

5.15. Plan Assets; Prohibited Transactions 42

5.16. Environmental Matters 42

5.17. Investment Company Act 42

5.18. Public Utility Holding Company Act 43

5.19. Reportable Transaction 43

5.20. Insurance 43

Article VI COVENANTS 43

6.1.Financial Reporting 43

6.2.Use of Proceeds 45

6.3.Notice of Default 45

6.4.Conduct of Business 45

6.5.Taxes 46

6.6.Insurance 46

6.7.Compliance with Laws 46

6.8.Maintenance of Properties 46

6.9.Inspection 46

6.10. Dividends 46

6.11. Indebtedness 47

6.12. Merger 47

6.13. Sale of Assets 47

6.14. Investments and Acquisitions 47

6.15. Liens 48

6.16. Rentals 49

6.17. Affiliates 49

6.18. [INTENTIONALLY OMITTED.] 49

6.19. Operating Leases 49

6.20. Sale of Accounts 50

6.21. Sale and Leaseback Transactions 50

6.22. Contingent Obligations 50

6.23. Letters of Credit 50

6.24. Additional Guarantors and Collateral; Further Assurances.

50

6.25. Financial Covenants. 51

Article VII DEFAULTS 51

Article VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES 55

8.1.Acceleration; Facility LC Collateral Account. 55

8.2.Amendments 56

8.3.Preservation of Rights 57

Article IX GENERAL PROVISIONS 57

9.1.Survival of Representations 57

9.2.Governmental Regulation 57

9.3.Headings 57

9.4.Entire Agreement 57

9.5.Several Obligations; Benefits of this Agreement 58

9.6.Expenses; Indemnification 58

9.7.Numbers of Documents 59

9.8.Accounting 59

9.9.Severability of Provisions 59

9.10. Nonliability of Lenders 59

9.11. Confidentiality 60

9.12. Nonreliance 60

9.13. Disclosure 60

Article X THE AGENT 61

10.1. Appointment; Nature of Relationship 61

10.2. Powers 61

10.3. General Immunity 61

10.4. No Responsibility for Loans, Recitals, etc. 61

10.5. Action on Instructions of Lenders 62

10.6. Employment of Agents and Counsel 62

10.7. Reliance on Documents; Counsel 62

10.8. Agent's Reimbursement and Indemnification 63

10.9. Notice of Default 63

10.10.Rights as a Lender 63

10.11.Lender Credit Decision 63

10.12.Successor Agent 64

10.13.Agent and Arranger Fees 64

10.14.Delegation to Affiliates 65

10.15.Execution of Collateral Documents 65

10.16.Collateral Releases 65

Article XI SETOFF; RATABLE PAYMENTS 65

11.1. Setoff 65

11.2. Ratable Payments 65

Article XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS 66

12.1. Successors and Assigns 66

12.2. Participations. 66

12.3. Assignments. 67

12.4. Dissemination of Information 69

12.5. Tax Treatment 69

Article XIII NOTICES 69

13.1. Notices; Effectiveness; Electronic Communication 69

Article XIV COUNTERPARTS 70

Article XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY

TRIAL 71

15.1. CHOICE OF LAW 71

15.2. CONSENT TO JURISDICTION 71

15.3. WAIVER OF JURY TRIAL 71

EXHIBITS:

EXHIBITS A-1 - A-5 FORMS OF OPINIONS OF COUNSEL TO BORROWERS AND

OTHER LOAN PARTIES

EXHIBIT B FORM OF COMPLIANCE CERTIFICATE

EXHIBIT C FORM OF ASSIGNMENT AGREEMENT

EXHIBIT D FORM OF MONEY TRANSFER INSTRUCTIONS

EXHIBIT E FORM OF NOTE

EXHIBIT F FORM OF BORROWING BASE CERTIFICATE

SCHEDULES:

PRICING SCHEDULE

SCHEDULE 5.8 SUBSIDIARIES AND OTHER INVESTMENTS

SCHEDULE 5.14A INDEBTEDNESS AND LIENS

SCHEDULE 5.14B ELIGIBLE EQUIPMENT AND ELIGIBLE REAL ESTATE

CREDIT AGREEMENT

This Agreement, dated as of October 15, 2003, is among The

Aristotle Corporation, a Delaware corporation, the Lenders and

Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as LC Issuer and as Agent. The

parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

"Account" shall have the meaning given to such term in the

applicable Security Agreement.

"Account Debtor" means any Person obligated on an Account.

"Acquisition" means any transaction, or any series of

related transactions, consummated on or after the date of this

Agreement, by which the Borrower or any Guarantor (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a

corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

"Acquisition Overadvance" means a Revolving Loan made to

finance a Permitted Acquisition to the extent that the amount of such Revolving Loan, at the time when made, when added to all other Aggregate Outstanding Credit Exposure at such time, exceeds the Borrowing Base; provided that the outstanding amount of all

Acquisition Overadvances at any time (taking into account

required amortization of Acquisition Overadvances pursuant to

Section 2.2(iv) hereof) may not exceed $10,000,000.

"Advance" means a borrowing hereunder, (i) made by the

Lenders on the same Borrowing Date, or (ii) converted or

continued by the Lenders on the same date of conversion or

continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of

Eurodollar Loans, for the same Interest Period.

"AEP" means American Educational Products, LLC, a Colorado

limited liability company.

"Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another

Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the

controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

"Agent" means Bank One in its capacity as contractual

representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

"Aggregate Commitment" means the aggregate of the

Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. The initial Aggregate

Commitment is $45,000,000.

"Aggregate Outstanding Credit Exposure" means, at any time,

the aggregate of the Outstanding Credit Exposure of all the

Lenders.

"Agreement" means this credit agreement, as it may be

amended or modified and in effect from time to time.

"Agreement Accounting Principles" means generally accepted

accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, but in any event without giving effect to the provisions of Financial Accounting Standards

Board Statement No. 133.

"Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

"Applicable Fee Rate" means, at any time, the percentage

rate per annum at which (x) the commitment fee is accruing on the

Available Aggregate Commitment at such time or (y) the LC Fee is accruing on standby Facility LCs at such time pursuant to Section

2.19.4, as the context may require, and in each case as set forth in the Pricing Schedule.

"Applicable Margin" means, with respect to Advances of any

Type at any time, the percentage rate per annum which is

applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

"Approved Fund" means any Fund that is administered or

managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an

entity or an Affiliate of an entity that administers or manages a

Lender.

"Arranger" means Banc One Capital Markets, Inc., a Delaware

corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

"Article" means an article of this Agreement unless another

document is specifically referenced.

"ARTL" means ARTL, LLC, a Delaware limited liability

company.

"Authorized Officer" means any of the President, the Chief

Financial Officer, or any Vice President of the Borrower, acting singly.

"Available Aggregate Commitment" means, at any time, the

Aggregate Commitment then in effect minus the Aggregate

Outstanding Credit Exposure at such time.

"Availability" means, at any time, an amount equal to the

lesser of (a) the Aggregate Commitment and (b) sum of the

Borrowing Base and the outstanding amount of all Acquisition

Overadvances, in each case, minus the Aggregate Outstanding

Credit Exposure.

"Bank One" means Bank One, NA, a national banking

association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

"Borrower" means The Aristotle Corporation, a Delaware

corporation, and its successors and assigns.

"Borrower Security Agreement" means the Pledge and Security

Agreement of even date herewith between the Borrower and the

Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Borrowing Base" means, at any time, the sum of (a) 80% (or,

from May 31 through October 30 of each year, 85%) of the Eligible

Accounts of the Loan Parties at such time, plus (b) 50% (or, from

May 31 through October 30 of each year, 60%) of the Eligible

Inventory of the Loan Parties, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, plus (c) 50% of the net book value of Existing Eligible

Equipment, subject to reduction monthly as if such value was amortized evenly on a sixty-month basis beginning on the date of this Agreement, plus (d) 80% of the net invoice price of New

Eligible Equipment, subject to reduction monthly as if such value was amortized evenly on a sixty-month basis beginning on the date of invoice, plus (e) 80% of the fair market value (established pursuant to an appraisal current as of the date of this Agreement and reasonably satisfactory to the Agent) of Eligible Real

Estate, subject to reduction monthly as if such value were

amortized evenly on a 240-month basis beginning on the date of this Agreement; provided that the sum of the values of Spectrum's

Eligible Accounts, Eligible Inventory, Existing Eligible

Equipment and New Eligible Equipment included in the Borrowing

Base shall at no time exceed the outstanding principal balance of the Spectrum Note.

"Borrowing Base Certificate" means a certificate, signed by

an Authorized Officer of the Borrower, in the form of Exhibit F or another form which is acceptable to the Agent in its sole discretion.

"Borrowing Date" means a date on which an Advance is made

hereunder.

"Borrowing Notice" is defined in Section 2.8.

"Business Day" means (i) with respect to any borrowing,

payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in

Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States

dollars are carried on in the London interbank market and (ii)

for all other purposes, a day (other than a Saturday or Sunday)

on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

"Canadian Included Subsidiaries" means Spectrum, SREH and

each other Included Subsidiary organized under the laws of a

Province of Canada.

"Capital Stock" means any and all corporate stock (including any common stock or preferred stock), units, shares, partnership interests, membership interests, equity interests, rights,

securities, or other equivalent evidences of ownership (howsoever designated) issued by any Person, or any warrant or option to acquire any of the foregoing issued by any Person.

"Capitalized Lease" of a Person means any lease of Property

by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement

Accounting Principles.

"Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

"Cash Equivalent Investments" means (i) short-term

obligations of, or fully guaranteed by, the United States of

America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether

domestic or foreign) having capital and surplus in excess of

$100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency

regarding the payment of principal or interest.

"Change in Control" means (i) the acquisition by any Person,

or two or more Persons acting in concert, of beneficial ownership

(within the meaning of Rule 13d-3 of the Securities and Exchange

Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower;

or (ii) Geneve Corporation and its Subsidiaries shall cease to own, free and clear of all Liens or other encumbrances,

collectively, at least 70% of the outstanding shares of voting stock of the Borrower on a fully diluted basis; or (iii) Geneve

Holdings shall cease to own, directly or indirectly, free and clear of all Liens or other encumbrances, at least 70% of the outstanding shares of voting stock of each of Geneve Corporation and NASCO Holdings on a fully diluted basis; or (iv) Mr. Edward

Netter and his family (including trusts for the benefit of Mr.

Netter and his family) shall cease to own, free and clear of all

Liens or other encumbrances, at least 50% of the outstanding shares of voting stock of Geneve Holdings on a fully diluted basis.

"Code" means the Internal Revenue Code of 1986, as amended,

reformed or otherwise modified from time to time.

"Collateral" means any and all Property covered by the

Collateral Documents and any and all other Property of any Loan

Party, now existing or hereafter acquired, that may at any time be or become directly or indirectly subject to a security

interest or Lien in favor of Agent, on behalf of itself and the

Lenders, to secure the Secured Obligations.

"Collateral Access Agreement" means any landlord waiver,

mortgagee waiver or other agreement, in form and substance

satisfactory to the Agent, between the Agent and any third party

(including any bailee, consignee, customs broker, or other

similar Person) in possession of any Collateral or any landlord or mortgagee for any real Property where any Collateral is

located, as such landlord waiver, mortgagee waiver or other

agreement may be amended, restated, or otherwise modified from time to time.

"Collateral Documents" means, collectively, the Security

Agreements and the Mortgages.

"Collateral Shortfall Amount" is defined in Section 8.1.

"Commitment" means, for each Lender, the obligation of such

Lender to make Revolving Loans to, and participate in Facility

LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2,

as such amount may be modified from time to time pursuant to the terms hereof.

"Consolidated EBITDA" means Consolidated Net Income plus,

(A) to the extent deducted from revenues in determining

Consolidated Net Income, (i) Consolidated Interest Expense, (ii)

expense for taxes paid or accrued, (iii) depreciation, (iv)

amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, (B) to the extent

included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business.

"Consolidated Funded Indebtedness" means at any time the

aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

"Consolidated Indebtedness" means at any time the

Indebtedness of the Borrower and its Included Subsidiaries

calculated on a consolidated basis as of such time.

"Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Included

Subsidiaries calculated on a consolidated basis for such period.

"Consolidated Net Income" means, with reference to any

period, the net income (or loss) of the Borrower and its Included

Subsidiaries calculated on a consolidated basis for such period.

"Consolidated Net Worth" means at any time the consolidated

stockholders' equity of the Borrower and its Included

Subsidiaries calculated on a consolidated basis as of such time.

"Consolidated Tangible Net Worth" means Consolidated Net

Worth, minus Intangibles.

"Contingent Obligation" of a Person means any agreement,

undertaking or arrangement by which such Person assumes,

guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the

partnership.

"Conversion/Continuation Notice" is defined in Section 2.9.

"Controlled Group" means all members of a controlled group

of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

"Credit Extension" means the making of an Advance or the

issuance of a Facility LC hereunder.

"Credit Extension Date" means the Borrowing Date for an

Advance or the issuance date for a Facility LC.

"Default" means an event described in Article VII.

"Document" shall have the meaning given to such term in the

applicable Security Agreement.

"Eligible Accounts" means, at any time, the Accounts of any

of the Loan Parties which the Agent determines are eligible as the basis for Credit Extensions hereunder. Without limiting the

Agent's discretion provided herein, Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected

security interest in favor of the Agent;

(b) which is subject to any Lien other than (i) a Lien

in favor of the Agent and (ii) a Permitted Lien which does

not have priority over the Lien in favor of the Agent;

(c) with respect to which more than 90 days have

elapsed since the date of the original invoice therefor or

which is more than 45 days past the due date for payment;

(d) which is owing by an Account Debtor for which more

than 20% of the Accounts owing from such Account Debtor and

its Affiliates are ineligible hereunder;

(e) which is owing by an Account Debtor to the extent

the aggregate amount of Accounts owing from such Account

Debtor and its Affiliates to any Loan Party exceeds 10% of

the aggregate Eligible Accounts;

(f) with respect to which any covenant,

representation, or warranty contained in this Agreement or

in the applicable Security Agreement has been breached or is not true;

(g) which (i) does not arise from the sale of goods or

performance of services in the ordinary course of business,

(ii) is not evidenced by an invoice or other documentation

satisfactory to the Agent which has been sent to the Account

Debtor, (iii) represents a progress billing, (iv) is

contingent upon the applicable Loan Party's completion of

any further performance, or (v) represents a sale on a bill-

and-hold, guaranteed sale, sale-and-return, sale on

approval, consignment, cash-on-delivery or any other

repurchase or return basis;

(h) for which the goods giving rise to such Account

have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the applicable Loan Party;

(i) with respect to which any check or other

instrument of payment has been returned uncollected for any

reason;

(j) which is owed by an Account Debtor which has (i)

applied for, suffered, or consented to the appointment of

any receiver, custodian, trustee, or liquidator of its

assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or

liquidator, (iii) filed, or had filed against it, any

request or petition for liquidation, reorganization,

arrangement, adjustment of debts, adjudication as bankrupt,

winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they

become due, (v) become insolvent, or (vi) ceased operation

of its business;

(k) which is owed by any Account Debtor which has sold

all or a substantially all of its assets;

(l) which is owed by an Account Debtor which (i) does

not maintain its chief executive office in the U.S. or

Canada (other than the Province of Newfoundland) or (ii) is

not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada (other than the

Province of Newfoundland) unless, in either case, such

Account is backed by a Letter of Credit acceptable to the

Agent which is in the possession of the Agent;

(m) which is owed in any currency other than U.S.

dollars (or, in the case of Accounts owed to Spectrum, U.S.

dollars or Canadian dollars);

(n) which is owed by (i) the government (or any

department, agency, public corporation, or instrumentality

thereof) of any country other than the U.S. unless such

Account is backed by a Letter of Credit acceptable to the

Agent which is in the possession of the Agent, or (ii) the

government of the U.S., or any department, agency, public

corporation, or instrumentality thereof, unless the Federal

Assignment of Claims Act of 1940, as amended (31 U.S.C.

3727 et seq. and 41 U.S.C. 15 et seq.), and any other

steps necessary to perfect the Lien of the Agent in such

Account have been complied with to the Agent's satisfaction;

(o) which is owed by any Affiliate, employee, or

director of any Loan Party;

(p) which, for any Account Debtor, exceeds a credit

limit determined by the Agent, to the extent of such excess;

(q) which is owed by an Account Debtor or any

Affiliate of such Account Debtor to which any Loan Party is

indebted, but only to the extent of such indebtedness;

(r) which is subject to any counterclaim, deduction,

defense, setoff or dispute;

(s) which is evidenced by any promissory note, chattel

paper, or instrument;

(t) which is owed by an Account Debtor located in any

jurisdiction which requires filing of a "Notice of Business

Activities Report" or other similar report in order to

permit the applicable Loan Party to seek judicial

enforcement in such jurisdiction of payment of such Account,

unless the applicable Loan Party has filed such report or

qualified to do business in such jurisdiction;

(u) with respect to which any Loan Party has made any

agreement with the Account Debtor for any reduction thereof,

other than discounts and adjustments given in the ordinary

course of business; or

(v) which the Agent determines may not be paid by

reason of the Account Debtor's inability to pay or which the

Agent otherwise determines is unacceptable for any reason

whatsoever.

In the event that an Account which was previously an Eligible

Account ceases to be an Eligible Account hereunder, the Borrower shall notify the Agent thereof (i) within three (3) Business Days of the date any Loan Party has obtained knowledge thereof if any such Account is in excess of $25,000 in the aggregate and (ii) on and at the time of submission to the Agent of the next Borrowing

Base Certificate in all other cases.

"Eligible Equipment" means the machinery and equipment of a

Loan Party located at the eligible equipment locations of such

Loan Party set forth on Schedule 5.14B so long as (a) Agent holds a valid and effective first priority Lien in such machinery and equipment pursuant to a Security Agreement, subject only to Liens permitted pursuant to such Security Agreement, and (b) no

covenant, representation, or warranty with respect to such

machinery and equipment contained in this Agreement or the

applicable Security Agreement has been breached or is not true.

"Existing Eligible Equipment" means Eligible Equipment that

exists and is owned by a Loan Party as of the date of this

Agreement, and "New Eligible Equipment" means Eligible Equipment that is acquired by a Loan Party after the date of this

Agreement.

"Eligible Inventory" means, at any time, the Inventory of

any of the Loan Parties which the Agent determines is eligible as the basis for Credit Extensions hereunder. Without limiting the

Agent's discretion provided herein, Eligible Inventory shall not include any Inventory:

(a) which is not subject to a first priority perfected

Lien in favor of the Agent;

(b) which is subject to any Lien other than (i) a Lien

in favor of the Agent and (ii) a Permitted Lien which does

not have priority over the Lien in favor of the Agent;

(c) which is, in the Agent's opinion, slow moving,

obsolete, unmerchantable, defective, unfit for sale, not

salable at prices approximating at least the cost of such

Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant,

representation, or warranty contained in this Agreement or

the applicable Security Agreement has been breached or is

not true;

(e) which does not conform to all standards imposed by

any governmental authority;

(f) which is not finished goods or which constitutes

work-in-process, raw materials spare or replacement parts,

subassemblies, packaging and shipping material,

manufacturing supplies, display items, bill-and-hold goods,

returned or repossessed goods, defective goods, goods held

on consignment, or goods which are not of a type held for

sale in the ordinary course of business;

(g) which is not located in the U.S. or the Province

of Ontario or is in transit with a common carrier from

vendors and suppliers;

(h) which is located in any location leased by the

applicable Loan Party unless the lessor has delivered to the

Agent a Collateral Access Agreement;

(i) which is located in any third party warehouse or

is in the possession of a bailee and is not evidenced by a

Document, unless such warehouseman or bailee has delivered

to the Agent a Collateral Access Agreement and such other

documentation as the Agent may require;

(j) which is the subject of a consignment by any Loan

Party as consignor;

(k) which is perishable;

(l) which contains or bears any Intellectual Property

Rights licensed to the applicable Loan Party unless the

Agent is satisfied that it may sell or otherwise dispose of

such Inventory without (i) infringing the rights of such

licensor, (ii) violating any contract with such licensor, or

(iii) incurring any liability with respect to payment of

royalties other than royalties incurred pursuant to sale of

such Inventory under the current licensing agreement;

(m) which is not reflected in a current perpetual

inventory report of the applicable Loan Party; or

(n) which the Agent otherwise determines is

unacceptable for any reason whatsoever.

"Eligible Real Estate" means the real Property of a Loan

Party at the eligible real estate locations of such Loan Party set forth on Schedule 5.14B so long as (a) Agent holds a valid and effective first priority Lien in such real Property pursuant to a Mortgage, subject only Liens permitted pursuant to such

Mortgage, and (b) no covenant, representation, or warranty with respect to such real Property contained in this Agreement or the applicable Mortgage has been breached or is not true.

"Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations,

ordinances, rules, judgments, orders, decrees, plans,

injunctions, permits, concessions, grants, franchises, licenses,

agreements and other governmental restrictions relating to (i)

the protection of the environment, (ii) the effect of the

environment on human health, (iii) emissions, discharges or

releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage,

disposal, transport or handling of pollutants, contaminants,

hazardous substances or wastes or the clean-up or other

remediation thereof.

"ERISA" means the Employee Retirement Income Security Act of

1974, as amended from time to time, and any rule or regulation issued thereunder.

"Eurodollar Advance" means an Advance which, except as

otherwise provided in Section 2.11, bears interest at the

applicable Eurodollar Rate.

"Eurodollar Base Rate" means, with respect to a Eurodollar

Advance for the relevant Interest Period, the applicable British

Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information

service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British

Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business

Days prior to the first day of such Interest Period, in the

approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

"Eurodollar Loan" means a Loan which, except as otherwise

provided in Section 2.11, bears interest at the applicable

Eurodollar Rate.

"Eurodollar Rate" means, with respect to a Eurodollar

Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such

Interest Period, divided by (b) one minus the Reserve Requirement

(expressed as a decimal) applicable to such Interest Period, plus

(ii) the Applicable Margin (which may change during such Interest

Period pursuant to the Pricing Schedule).

"Excluded Subsidiaries" means Simulaids, Inc., NHI, ARTL and

S-A Subsidiary, Inc. and any Subsidiary hereafter created or acquired for the sole purpose of continuing the business carried out on the date hereof by Simulaids, Inc., NHI, ARTL or S-A

Subsidiary, Inc. or for the sole purpose of carrying on a

business other than that of the Borrower or an Included

Subsidiary.

"Excluded Taxes" means, in the case of each Lender or

applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i)

the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such

Lender's applicable Lending Installation is located.

"Exhibit" refers to an exhibit to this Agreement, unless

another document is specifically referenced.

"Facility LC" is defined in Section 2.19.1.

"Facility LC Application" is defined in Section 2.19.3.

"Facility LC Collateral Account" is defined in Section

2.19.11.

"Facility Termination Date" means October 15, 2008.

"Federal Funds Effective Rate" means, for any day, an

interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the

Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business

Day, for the immediately preceding Business Day) by the Federal

Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the

quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

"Floating Rate" means, for any day, a rate per annum equal

to (i) the Alternate Base Rate for such day plus (ii) the

Applicable Margin, in each case changing when and as the

Alternate Base Rate changes and when and as the Applicable Margin changes.

"Floating Rate Advance" means an Advance which, except as

otherwise provided in Section 2.11, bears interest at the

Floating Rate.

"Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

"Fund" means any Person (other than a natural person) that

is (or will be) engaged in making, purchasing, holding or

otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"Geneve Corporation" means Geneve Corporation, a Delaware

corporation.

"Geneve Holdings" means Geneve Holdings, Inc., a Delaware

corporation.

"Guarantors" means Triarco, AEP, Haan Crafts, Hubbard, Nasco

Exports, Scott and any Person that shall become subject to a

Guaranty after the date hereof, and each of their respective successors and assigns, and "Guarantor" means one of the

Guarantors.

"Guarantor Security Agreement" means the Pledge and Security

Agreement of even date herewith among Triarco, AEP, Haan Crafts,

Nasco Exports, Scott, Hubbard and the Agent, as the same may hereafter be amended, restated, supplemented or otherwise

modified from time to time.

"Guaranty" means that certain Guaranty of even date herewith executed by Triarco, AEP, Haan Crafts, Nasco Exports, Scott and

Hubbard in favor of the Agent, for the ratable benefit of the

Lenders, as it may be amended, restated, supplemented or

otherwise modified and in effect from time to time.

"Haan Crafts" means Haan Crafts, LLC, an Indiana limited

liability company.

"Hubbard" means Hubbard Scientific, LLC, a Colorado limited

liability company.

"Included Subsidiaries" means Triarco, AEP, Haan Crafts,

Hubbard, Nasco Exports, Scott, SREH and Spectrum, as well as each other of the Borrower's Subsidiaries, whether now existing or hereafter created or acquired, that carries out business

activities that are the same as, or substantially similar,

related or incidental to, that of the Borrower, Triarco, AEP,

Haan Crafts, Hubbard, Nasco Exports, Scott, SREH or Spectrum;

provided, however, that Included Subsidiaries shall not include

Subsidiaries created or acquired after the date hereof by any

Excluded Subsidiaries.

"Indebtedness" of a Person means, without duplication, such

Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services

(other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),

(iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments,

(v) obligations of such Person to purchase securities or other

Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi)

Capitalized Lease Obligations, (vii) Contingent Obligations,

(viii) obligations in respect of Letters of Credit and (ix) any other obligation for borrowed money or other financial

accommodation which in accordance with Agreement Accounting

Principles would be shown as a liability on the consolidated balance sheet of such Person.

"Intangibles" means, as of any date, all of the intangible

assets of a Person including, without limitation, (a) any surplus resulting from any write-up of assets subsequent to the date of this Agreement; (b) deferred assets, other than prepaid insurance and prepaid taxes; (c) Intellectual Property Rights, non-compete agreements, franchises and other similar intangibles; (d)

goodwill, including any amounts, however designated on a balance sheet, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (e) Investments in Affiliates; (f) unamortized debt discount and expense; and (g) Accounts, notes and other

receivables due from Affiliates or employees, all as determined for the Borrower and its Included Subsidiaries on a consolidated basis as of such date.

"Intellectual Property Rights" means, with respect to any

Person, all of such Person's patents, copyrights, trademarks and licenses, all applications or registrations for any of the

foregoing, all other rights under any of the foregoing, all

extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

"Intellectual Property Security Agreement" means any

security agreement executed and delivered by the Borrower or any other Loan Party granting a security interest in Intellectual

Property Rights and intended for filing or recording with the

U.S. Patent and Trademark Office, the U.S. Copyright Office or a

comparable office in a foreign jurisdiction.

"Interest Period" means, with respect to a Eurodollar

Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this

Agreement. Such Interest Period shall end on the day which

corresponds numerically to such date one, two, three or six

months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such

Interest Period shall end on the immediately preceding Business

Day.

"Inventory" has the meaning specified in the applicable

Security Agreement.

"Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit

(other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such

Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial

instruments and other similar instruments or contracts owned by such Person.

"LC Fee" is defined in Section 2.19.4.

"LC Issuer" means Bank One (or any subsidiary or affiliate

of Bank One designated by Bank One) in its capacity as issuer of

Facility LCs hereunder.

"LC Obligations" means, at any time, the sum, without

duplication, of (i) the aggregate undrawn stated amount under all

Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

"LC Payment Date" is defined in Section 2.19.5.

"Lenders" means the lending institutions listed on the

signature pages of this Agreement and their respective successors and assigns.

"Lending Installation" means, with respect to a Lender or

the Agent, the office, branch, subsidiary or affiliate of such

Lender or the Agent listed on the signature pages hereof or

otherwise selected by such Lender or the Agent and designated in written notice to the Agent and the Borrower.

"Letter of Credit" of a Person means a letter of credit or

similar instrument which is issued upon the application of such

Person or upon which such Person is an account party or for which such Person is in any way liable.

"Leverage Ratio" means, as of any date of calculation, the

ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrower's then most-

recently ended four fiscal quarters; provided, that in

calculating Consolidated EBITDA for purposes of this clause (ii)

the Consolidated EBITDA of any Person acquired by the Borrower during such four fiscal quarters shall, unless such acquired

Person is or is to become an Excluded Subsidiary, be included for the entire four fiscal quarter period as if such Person had been acquired on the first day of such period.

"Lien" means any lien (statutory or other), mortgage,

pledge, hypothecation, assignment, deposit arrangement,

encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever

(including, without limitation, the interest of a vendor or

lessor under any conditional sale, Capitalized Lease or other title retention agreement).

"Loan" means a Revolving Loan.

"Loan Documents" means this Agreement, the Notes, the

Spectrum Note, the Collateral Documents, the Guaranty and the

Facility LC Applications.

"Loan Parties" means the Borrower, the Guarantors and

Spectrum.

"Material Adverse Effect" means a material adverse effect on

(i) the business, Property, condition (financial or otherwise),

results of operations, or prospects of the Borrower, or of the

Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Loan Party to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

"Material Indebtedness" means Indebtedness in an outstanding principal amount of $500,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

"Material Indebtedness Agreement" means any agreement under

which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

"Modify" and "Modification" are defined in Section 2.19.1.

"Moody's" means Moody's Investors Service, Inc.

"Mortgages" means, collectively, each Mortgage and Deed of

Trust of even date herewith given by a Loan Party pursuant to which such Person grants to the Agent a mortgage upon the

Eligible Real Estate owned by such Person, as any of the same may be amended, restated, supplemented or otherwise modified from time to time, and "Mortgage" means one of the Mortgages.

"Multiemployer Plan" means a Plan maintained pursuant to a

collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

"Nasco Exports" means Nasco Exports, Inc., a Wisconsin

corporation.

"NASCO Holdings" means NASCO Holdings, Inc., a Wisconsin

corporation.

"Net Cash Proceeds" means, if in connection with (a) an

asset disposition, cash proceeds net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such

Included Subsidiary in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Liens hereunder), if any, and (iv) an

appropriate reserve for income taxes in accordance with GAAP established in connection therewith, (b) the issuance or

incurrence of Indebtedness, cash proceeds net of attorneys' fees,

investment banking fees, accountants' fees, underwriting

discounts and commissions and other customary fees and expenses actually incurred in connection therewith or, (c) an equity

issuance, cash proceeds net of underwriting discounts and

commissions and other reasonable costs paid to non-Affiliates in connection therewith; provided, however, that Net Cash Proceeds shall not include the first $2,500,000 of proceeds in any

calendar year of Capital Stock issued upon exercise of any of those options, authorized as of the date hereof, for purchase of up to approximately 1.56 million shares of the Borrower's Capital

Stock.

"NHI" means NHI, LLC, a Delaware limited liability company.

"Non-U.S. Lender" is defined in Section 3.5(iv).

"Note" is defined in Section 2.13.

"Obligations" means all unpaid principal of and accrued and

unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements,

indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

"Operating Lease" of a Person means any lease of Property

(other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

"Operating Lease Obligations" means, as at any date of

determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting

Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such

Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its

Included Subsidiaries.

"Other Taxes" is defined in Section 3.5(ii).

"Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro

Rata Share of the LC Obligations at such time.

"Participants" is defined in Section 12.2.1.

"Payment Date" means the last day of each September,

December, March and June.

"PBGC" means the Pension Benefit Guaranty Corporation, or

any successor thereto.

"Permitted Acquisition" means any Acquisition in a

transaction that satisfies each of the following requirements:

(a) such Acquisition is not a hostile or contested

acquisition;

(b) the business acquired in connection with such

Acquisition is (i) located in the U.S. or Canada, (ii)

organized under applicable U.S. state laws or Canadian

provincial laws, and (iii) not engaged, directly or

indirectly, in any line of business other than the

businesses in which the Loan Parties are engaged on the date of this Agreement and any business activities that are

substantially similar, related, or incidental thereto;

(c) both before and after giving effect to such

Acquisition and the Loans (if any) requested to be made in

connection therewith, each of the representations and

warranties in the Loan Documents is true and correct in all

material respects (except (i) any such representation or

warranty which relates to a specified prior date and (ii) to the extent the Agent and the Lenders have been notified in

writing by the Loan Parties that any representation or

warranty is not correct and the Required Lenders have

explicitly waived in writing compliance with such

representation or warranty) and no Default exists, will

exist, or would result therefrom;

(d) as soon as available, but not less than fifteen

days prior to such Acquisition, the Borrower have provided

the Lenders (i) notice of such Acquisition and (ii) a copy

of all business and financial information reasonably

requested by the Agent including pro forma financial

statements, statements of cash flow, and Availability

projections;

(e) the Leverage Ratio, calculated as of the most

recent quarter end on a pro forma basis giving effect to

such Acquisition, shall not exceed 2.25 to 1.0 and the

Borrower shall be in compliance with each of the other

covenants set forth in Section 6.25, measured as of the most recent quarter end on a pro forma basis giving effect to

such Acquisition;

(f) if the Accounts and Inventory acquired in

connection with such Acquisition are proposed to be included in the determination of the Borrowing Base, the Agent shall

have had a reasonable opportunity to conduct an audit and

field examination of such Accounts and Inventory to its

satisfaction;

(g) the purchase price (i) in connection with any

single such Acquisition shall not exceed $15,000,000 and

(ii) for all such Acquisitions made during the term of this

Agreement shall not exceed $30,000,000;

(h) the aggregate outstanding Acquisition Overadvances

after giving effect to such Acquisition will not exceed

$10,000,000, and there shall have been no more than ten (10)

Acquisition Overadvances during the term of this Agreement

after giving effect to such Acquisition;

(i) if such Acquisition is an acquisition of the

Capital Stock of a Person, the Acquisition is structured so

that the Borrower or a Guarantor shall acquire equity

interests having at least 80% of the voting power in the

acquired Person and the acquired Person shall become a

Guarantor;

(j) if such Acquisition is an acquisition of assets,

the Acquisition is structured so that the Borrower or a

Guarantor shall acquire such assets;

(k) if such Acquisition is an acquisition of Capital

Stock, such Acquisition will not result in any violation of

Regulation U;

(l) no Loan Party shall, as a result of or in

connection with any such Acquisition, assume or incur any

direct or contingent liabilities (whether relating to

environmental, tax, litigation, or other matters) that could have a Material Adverse Effect and that such Loan Party knew or should, after standard due diligence, have known of; and

(m) in connection with an Acquisition of the Capital

Stock of any Person, all Liens on property of such Person

shall be terminated unless the Agent in its sole discretion

consents otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be

terminated.

"Permitted Liens" is defined in Section 6.15.

"Permitted Obligations" means obligations of the Borrower to a Lender in respect of interest rate swap or foreign currency exchange transactions between the Borrower and such Lender.

"Person" means any natural person, corporation, firm, joint

venture, partnership, limited liability company, association,

enterprise, trust or other entity or organization, or any

government or political subdivision or any agency, department or instrumentality thereof.

"Plan" means an employee pension benefit plan which is

covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

"Preferred Funds" means funds that have been distributed to

the Borrower by Excluded Subsidiaries and set aside in a

segregated account and funds that the Borrower would, but for their application to pay preferred dividends, have been permitted to invest in Excluded Subsidiaries pursuant to Section 6.14(iv)

or to contribute to ARTL pursuant to Section 6.17(z).

"Pricing Schedule" means the Schedule attached hereto

identified as such.

"Prime Rate" means a rate per annum equal to the prime rate

of interest announced from time to time by Bank One or its parent

(which is not necessarily the lowest rate charged to any

customer), changing when and as said prime rate changes.

"Property" of a Person means any and all property, whether

real, personal, tangible, intangible, or mixed, of such Person,

or other assets owned, leased or operated by such Person.

"Pro Rata Share" means, with respect to a Lender, a portion

equal to a fraction the numerator of which is such Lender's

Commitment and the denominator of which is the Aggregate

Commitment.

"Purchasers" is defined in Section 12.3.1.

"Regulation D" means Regulation D of the Board of Governors

of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official

interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve

System.

"Regulation U" means Regulation U of the Board of Governors

of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

"Reimbursement Obligations" means, at any time, the

aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under

Facility LCs.

"Rentals" of a Person means the aggregate fixed amounts

payable by such Person under any Operating Lease.

"Reportable Event" means a reportable event as defined in

Section 4043 of ERISA and the regulations issued under such

section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of

Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event

regardless of the issuance of any such waiver of the notice

requirement in accordance with either Section 4043(a) of ERISA or

Section 412(d) of the Code.

"Reports" is defined in Section 9.6.

"Required Lenders" means two or more Lenders (which Lenders

are not Affiliates, unless all Lenders are Affiliates) in the aggregate having at least sixty six and two thirds percent (66

2/3%) of the Aggregate Commitment or, if the Aggregate Commitment

has been terminated, two or more Lenders (which Lenders are not

Affiliates, unless all Lenders are Affiliates) in the aggregate holding at least sixty six and two thirds percent (66 2/3%) of the Aggregate Outstanding Credit Exposure (unless, in either case, there is at the relevant time only one Lender, in which case such Lender shall constitute the "Required Lenders").

"Reserve Requirement" means, with respect to an Interest

Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is

imposed under Regulation D on Eurocurrency liabilities.

"Revolving Loan" means, with respect to a Lender, such

Lender's loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

"S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

"Sale and Leaseback Transaction" means any sale or other

transfer of Property by any Person with the intent to lease such

Property as lessee.

"Schedule" refers to a specific schedule to this Agreement,

unless another document is specifically referenced.

"Scott" means Scott Resources, LLC, a Colorado limited

liability company.

"Section" means a numbered section of this Agreement, unless another document is specifically referenced.

"Secured Obligations" means, collectively, (i) the

Obligations and (ii) all Permitted Obligations owing to one or more Lenders.

"Security Agreements" means the Borrower Security Agreement,

the Guarantor Security Agreement and the Spectrum Security

Agreement, as well as any Intellectual Property Security

Agreement(s) the Lenders may require from time to time, and

"Security Agreement" means one of the Security Agreements.

"Single Employer Plan" means a Plan maintained by the

Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

"Spectrum" means Spectrum Educational Supplies, Ltd., an

Ontario corporation.

"Spectrum Note" shall mean, once it has been executed and

delivered, the promissory note to be dated as of October, 2003 by

Spectrum in favor of the Borrower and collaterally assigned to the Agent for the benefit of the Lenders, the LC Issuer and

Affiliates of Lenders, as the same may be amended, restated,

extended, supplemented, replaced or otherwise modified from time to time.

"Spectrum Security Agreement" shall mean, once it has been

executed and delivered, the General Security Agreement to be dated as of October, 2003 by Spectrum in favor of the Borrower and collaterally assigned to the Agent for the benefit of the

Lenders, the LC Issuer and Affiliates of Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"SREH" means SREH, Inc., an Ontario corporation.

"Subordinated Indebtedness" of a Person means any

Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Lenders in their discretion.

"Subsidiary" of a Person means (i) any corporation more than

50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or

indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii)

any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise

expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

"Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its

Subsidiaries or property which is responsible for more than 10%

of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made

(or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the

financial statements delivered hereunder for the quarter ending immediately prior to that month).

"Taxes" means any and all present or future taxes, duties,

levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding

Excluded Taxes and Other Taxes.

"Transferee" is defined in Section 12.4.

"Triarco" means Triarco Arts & Crafts, LLC, a Delaware

limited liability company.

"Type" means, with respect to any Advance, its nature as a

Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar

Loan.

"Unfunded Liabilities" means the amount (if any) by which

the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using

PBGC actuarial assumptions for single employer plan terminations.

"Unmatured Default" means an event which but for the lapse

of time or the giving of notice, or both, would constitute a

Default.

"Wholly-Owned Subsidiary" of a Person means (i) any

Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly,

by such Person or one or more Wholly-Owned Subsidiaries of such

Person, or by such Person and one or more Wholly-Owned

Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or

controlled.

The foregoing definitions shall be equally applicable to

both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

2.1. Commitment

. From and including the date of this Agreement and prior to the

Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make

Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, (x) such Lender's Outstanding Credit Exposure shall not exceed its Commitment and (y) subject to Acquisition

Overadvances permitted hereunder, the Aggregate Outstanding

Credit Exposure shall not exceed the Borrowing Base. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The

Commitments to extend credit hereunder shall expire on the

Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

2.2. Mandatory Prepayments; Amortization of Acquisition

Overadvances; Required Payment upon Termination.

(i) The Borrower shall immediately repay the Revolving Loans and

Reimbursement Obligations if at any time the Aggregate

Outstanding Credit Exposure exceeds the lesser of (A) the

Aggregate Commitment and (B) except for Acquisition Overadvances permitted hereunder, the Borrowing Base, to the extent required to eliminate such excess. If any such excess remains after

repayment in full of all outstanding Revolving Loans and

Reimbursement Obligations, the Borrower shall provide cash

collateral for the LC Obligations in the manner set forth in

Section 2.19.11 to the extent required to eliminate such excess.

(ii) Immediately upon receipt by any Loan Party of the Net Cash

Proceeds of any asset disposition (other than sales of assets permitted under clauses (i) or (ii) of Section 6.13), the

Borrower shall prepay the Obligations in an amount equal to all such Net Cash Proceeds. Any such prepayment shall be applied to pay the principal of the outstanding Revolving Loans and

Reimbursement Obligations with a concomitant reduction in the

Aggregate Commitment (pro rata among the Lenders according to their respective Pro Rata Shares).

(iii) If the Borrower issues Capital Stock or any Loan Party issues Subordinated Indebtedness, no later than the Business Day following the date of receipt of any Net Cash Proceeds of such issuance, the Borrower shall prepay the outstanding Acquisition

Overadvances in an amount equal to the lesser of all such Net

Cash Proceeds and the outstanding amount of all Acquisition

Overadvances (pro rata among the Lenders according to their

respective Pro Rata Shares).

(iv) The Borrower shall make monthly principal payments on each

Acquisition Overadvance such that the entire principal balance of such Acquisition Overadvance is evenly amortized over a two year period from the date of such Acquisition Overadvance.

(v) The Aggregate Outstanding Credit Exposure and all other

unpaid Obligations shall be paid in full by the Borrower on the

Facility Termination Date.

2.3. Ratable Loans

. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

2.4. Types of Advances

. The Advances may be Floating Rate Advances or Eurodollar

Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

2.5. Commitment Fee; Reductions in Aggregate Commitment

. The Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment

Date hereafter and on the Facility Termination Date. The

Borrower may permanently reduce the Aggregate Commitment in

whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate

Commitment may not be reduced below the Aggregate Outstanding

Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the

Lenders to make Credit Extensions hereunder.

2.6. Minimum Amount of Each Advance

. Each Eurodollar Advance shall be in the minimum amount of

$500,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of

$250,000 (and in multiples of $50,000 if in excess thereof),

provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

2.7. Optional Principal Payments

. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $100,000, any portion of the outstanding

Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by

Section 3.4 but without penalty or premium, all outstanding

Eurodollar Advances, or, in a minimum aggregate amount of

$250,000 or any integral multiple of $50,000 in excess thereof,

any portion of the outstanding Eurodollar Advances upon three

Business Days' prior notice to the Agent.

2.8. Method of Selecting Types and Interest Periods for New

Advances

. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable

thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00

a.m. (Chicago time) at least one Business Day before the

Borrowing Date of each Floating Rate Advance and three Business

Days before the Borrowing Date for each Eurodollar Advance,

specifying:

(i) the Borrowing Date, which shall be a

Business Day, of such Advance,

(ii) the aggregate amount of such Advance,

(iii) the Type of Advance selected, and

(iv) in the case of each Eurodollar Advance,

the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each

Lender shall make available its Loan or Loans in funds

immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the

funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

2.9. Conversion and Continuation of Outstanding Advances

. Floating Rate Advances shall continue as Floating Rate

Advances unless and until such Floating Rate Advances are

converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar

Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such

Eurodollar Advance shall be automatically converted into a

Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest

Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of

Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar

Advance. The Borrower shall give the Agent irrevocable notice (a

"Conversion/Continuation Notice") of each conversion of a

Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time)

at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i) the requested date, which shall be a

Business Day, of such conversion or

continuation,

(ii) the aggregate amount and Type of the

Advance which is to be converted or

continued, and

(iii) the amount of such Advance which is

to be converted into or continued as a

Eurodollar Advance and the duration of the

Interest Period applicable thereto.

2.10. Changes in Interest Rate, etc.

Each Floating Rate Advance shall bear interest on the

outstanding principal amount thereof, for each day from and

including the date such Advance is made or is automatically

converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any

Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate and with each change in the Applicable Margin. Each Eurodollar

Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such

Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof (and will change during any such Interest

Period simultaneously with each change in the Applicable Margin).

The portion, if any, of each Advance (whether a Eurodollar

Advance or a Floating Rate Advance) comprising an Acquisition

Overadvance shall bear interest at the rate otherwise applicable to such Advance plus 0.25% per annum. No Interest Period may end after the Facility Termination Date.

2.11. Rates Applicable After Default

. Notwithstanding anything to the contrary contained in Section

2.8, 2.9 or 2.10, during the continuance of a Default or

Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section

8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as,

converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their

option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar

Advance shall bear interest for the remainder of the applicable

Interest Period at the rate otherwise applicable to such Interest

Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

2.12. Method of Payment

. All payments of the Obligations hereunder shall be made,

without setoff, deduction, or counterclaim, in immediately

available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise

specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending

Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the

account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this

Section 2.12 shall also be deemed to refer, and shall apply

equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.19.6.

2.13. Notes

. Each Lender's Loans shall be evidenced by a separate

promissory note (each a "Note" and, collectively, the "Notes")

and the Borrower shall prepare, execute and deliver to each

Lender a Note payable to the order of such Lender in the form attached hereto as Exhibit E.

2.14. Telephonic Notices

. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically

intended to allow Borrowing Notices and Conversion/Continuation

Notices to be given telephonically. The Borrower agrees to

deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.15. Interest Payment Dates; Interest and Fee Basis

. Interest accrued on each Floating Rate Advance shall be

payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating

Rate Advance is prepaid, whether due to acceleration or

otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment

Date shall be payable on the date of conversion. Interest

accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the

Eurodollar Advance is prepaid, whether by acceleration or

otherwise, and at maturity. Interest accrued on each Eurodollar

Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on each Eurodollar

Advance, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on each Floating Rate Advance shall be calculated for actual days elapsed on the basis of a 365-day, or when appropriate 366-day,

year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment.

If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.16. Notification of Advances, Etc.

. Promptly after receipt thereof, the Agent will notify each

Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and

repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder.

The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.17. [INTENTIONALLY OMITTED]

2.18. Non-Receipt of Funds by the Agent

. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of

principal, interest or fees to the Agent for the account of the

Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment

available to the intended recipient in reliance upon such

assumption. If such Lender or the Borrower, as the case may be,

has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the

Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the

interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19. Facility LCs.

2.19.1. Issuance. The LC Issuer hereby agrees, on the

terms and conditions set forth in this Agreement, to issue

standby and commercial letters of credit (each, a "Facility LC")

and to renew, extend, increase, decrease or otherwise modify each

Facility LC ("Modify," and each such action a "Modification"),

from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility

LC is issued or Modified, (i) the aggregate amount of the

outstanding LC Obligations shall not exceed $5,000,000 and (ii)

the Aggregate Outstanding Credit Exposure shall not exceed the lesser of (x) the Aggregate Commitment and (y) the sum of the

Borrowing Base plus Acquisition Overadvances permitted under this

Agreement. No Facility LC shall have an expiry date later than the earlier of (A) the fifth Business Day prior to the Facility

Termination Date and (B) one year after the date of its issuance,

provided that any Facility LC with a one-year tenor may provide for the renewal thereof for additional one-year periods, so long as no such period extends beyond the date specified in clause (A)

above.

2.19.2. Participations. Upon the issuance or Modification

by the LC Issuer of a Facility LC in accordance with this Section

2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and

irrevocably purchased from the LC Issuer, a participation in such

Facility LC (and each Modification thereof) and the related LC

Obligations in proportion to its Pro Rata Share.

2.19.3. Notice. Subject to Section 2.19.1, the Borrower

shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice,

the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed

Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC

Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application").

In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this

Agreement shall control.

2.19.4. LC Fees. The Borrower shall pay to the Agent, for

the account of the Lenders ratably in accordance with their

respective Pro Rata Shares, (i) with respect to each standby

Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Fee Rate in effect from time to time on the

average daily undrawn stated amount under such standby Facility

LC, such fee to be payable in arrears on each Payment Date, and

(ii) with respect to each commercial Facility LC, a one-time letter of credit fee in a customary amount of the initial stated

amount to be agreed between the Borrower and the Agent (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance or increase (each such fee described in this

sentence an "LC Fee"). The Borrower shall also pay to the LC

Issuer for its own account (x) at the time of issuance of each standby Facility LC, a fronting fee in an amount equal to 0.125%

of the face amount of such standby Facility LC, and (y)

documentary and processing charges in connection with the

issuance or Modification of and draws under Facility LCs in

accordance with the LC Issuer's standard schedule for such

charges as in effect from time to time.

2.19.5. Administration; Reimbursement by Lenders. Upon

receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the

Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC

Payment Date"). The responsibility of the LC Issuer to the

Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The

LC Issuer shall endeavor to exercise the same care in the

issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are

granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent

whatsoever, to reimburse the LC Issuer on demand for (i) such

Lender's Pro Rata Share of the amount of each payment made by the

LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus

(ii) interest on the foregoing amount to be reimbursed by such

Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m.

(Chicago time) on such date, from the next succeeding Business

Day) to the date on which such Lender pays the amount to be

reimbursed by it, at a rate of interest per annum equal to the

Federal Funds Effective Rate for the first three days and,

thereafter, at a rate of interest equal to the rate applicable to

Floating Rate Advances.

2.19.6. Reimbursement by Borrower. The Borrower shall be

irrevocably and unconditionally obligated to reimburse the LC

Issuer on or before the applicable LC Payment Date for any

amounts to be paid by the LC Issuer upon any drawing under any

Facility LC, without presentment, demand, protest or other

formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by

(i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii)

the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate

Advances for such day if such day falls on or before the

applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will promptly pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in

respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable

conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any

Reimbursement Obligation.

2.19.7. Obligations Absolute. The Borrower's obligations

under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff,

counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in

respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any

endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates,

the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its

Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error,

omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in

connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful

misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower.

Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section

2.19.6.

2.19.8. Actions of LC Issuer. The LC Issuer shall be

entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent,

certificate, affidavit, letter, cablegram, telegram, telecopy,

telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed,

sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this

Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems

appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or

continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required

Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.19.9. Indemnification. The Borrower hereby agrees to

indemnify and hold harmless each Lender, the LC Issuer and the

Agent, and their respective directors, officers, agents and

employees from and against any and all claims and damages,

losses, liabilities, costs or expenses which such Lender, the LC

Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever)

by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any

Facility LC or any actual or proposed use of any Facility LC,

including, without limitation, any claims, damages, losses,

liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other

Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named

Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer,

evidencing the appointment of such successor Beneficiary;

provided that the Borrower shall not be required to indemnify any

Lender, the LC Issuer or the Agent for any claims, damages,

losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross

negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such

Facility LC or (y) the LC Issuer's failure to pay under any

Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.

Nothing in this Section 2.19.9 is intended to limit the

obligations of the Borrower under any other provision of this

Agreement.

2.19.10. Lenders' Indemnification. Each Lender shall,

ratably in accordance with its Pro Rata Share, indemnify the LC

Issuer, its affiliates and their respective directors, officers,

agents and employees (to the extent not reimbursed by the

Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability

(except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any

Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this

Section 2.19 or any action taken or omitted by such indemnitees hereunder.

2.19.11. Rights as a Lender. In its capacity as a Lender,

the LC Issuer shall have the same rights and obligations as any other Lender.

2.20. Replacement of Lender

. If the Borrower is required pursuant to Section 3.1, 3.2 or

3.5 to make any additional payment to any Lender or if any

Lender's obligation to make or continue, or to convert Floating

Rate Advances into, Eurodollar Advances shall be suspended

pursuant to Section 3.3 (any Lender so affected an "Affected

Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such

Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the

Advances and other Obligations due to the Affected Lender

pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section

12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without

limitation payments due to such Affected Lender under Sections

3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such

replacement under Section 3.4 had the Loans of such Affected

Lender been prepaid on such date rather than sold to the

replacement Lender.

2.21. Increase of Aggregate Commitment.

(a) The Borrower may from time to time, on the terms set forth below, request that the Aggregate Commitment hereunder be

increased to an amount not to exceed $50,000,000; provided,

however, that no increase in the Aggregate Commitment shall be made (i) at a time when a Default or Unmatured Default shall have occurred and be continuing, or (ii) at any time after the

Aggregate Commitment has been reduced.

(b) In the event of such a requested increase in the Aggregate

Commitment, (i) each of the Lenders shall be given the

opportunity to participate in the increased Commitments (x)

initially to the extent of such Lender's Pro Rata Share of the requested increase and (y) to the extent that the requested

increase of Commitments is not fulfilled pursuant to the

preceding clause (x), ratably in the proportion that the

respective Commitments of the Lenders desiring to participate in any such increase bear to the total of the Commitments of the increasing Lenders, and (ii) to the extent that the Lenders do not elect so to participate in such increased Commitments after an opportunity to do so, then the Borrower shall consult with the

Agent and the Arranger as to the number, identity and requested

Commitments of additional financial institutions that the

Arranger may invite to participate in the Commitments. The Agent and the Arranger will not unreasonably refuse to so invite a commercial bank organized under the laws of the United States or of any State thereof, identified and requested by the Borrower,

that has capital and surplus satisfactory to the Agent and the

Arranger in light of the Commitment which such commercial bank would assume hereunder.

(c) No Lender shall have any obligation to increase its

Commitment pursuant to a request by the Borrower hereunder.

(d) In the event that the Borrower and one or more of the

Lenders (or other financial institutions) shall agree upon such an increase in the aggregate Commitment (i) the Borrower, the

Agent and each Lender or other financial institution increasing its Commitment or extending a new Commitment shall enter into an amendment to this Agreement setting forth the amounts of the

Commitments, as so increased, providing that the financial

institutions extending new Commitments shall be Lenders for all purposes of this Agreement, and setting forth such additional provisions as the Agent shall consider reasonably appropriate and

(ii) the Borrower shall furnish a new Note to each financial institution that is extending a new Commitment or increasing its

Commitment. No such amendment shall require the approval or

consent of any Lender whose Commitment is not being increased.

Upon the execution and delivery of such amendments and Note(s) as provided above, and upon satisfaction of such other conditions as the Agent may reasonably specify upon the request of the

financial institutions that are increasing or extending new

Commitments (including, without limitation, the Agent

administering the reallocation of any outstanding Loans ratably among the Lenders after giving effect to such increase in the

Aggregate Commitment, the delivery of certificates, evidence of corporate authority and legal opinions on behalf of the

Borrower), this Agreement shall be deemed to be amended

accordingly.

ARTICLE III

YIELD PROTECTION; TAXES

3.1. Yield Protection

. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule,

regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or

administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any

Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law)

of any such authority, central bank or comparable agency:

(i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any

Lender or the LC Issuer in respect of its Eurodollar Loans,

Facility LCs or participations therein, or

(ii) imposes or increases or deems applicable any reserve,

assessment, insurance charge, special deposit or similar

requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending

Installation or the LC Issuer (other than reserves and

assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(iii) imposes any other condition the result of which is to

increase the cost to any Lender or any applicable Lending

Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility

LCs, or reduces any amount receivable by any Lender or any

applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations

therein, or requires any Lender or any applicable Lending

Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be,

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer,

as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable

Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment Facility LCs or participations therein, then, within 15 days of demand by such

Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such

additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

3.2. Changes in Capital Adequacy Regulations

. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC

Issuer, any Lending Installation of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such

Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such

increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit

Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this

Agreement in the Risk-Based Capital Guidelines or (ii) any

adoption of or change in any other law, governmental or quasi-

governmental rule, regulation, policy, guideline, interpretation,

or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital

required or expected to be maintained by any Lender or any

Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii)

the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and

Supervisory Practices Entitled "International Convergence of

Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3. Availability of Types of Advances

. If any Lender determines that maintenance of its Eurodollar

Loans at a suitable Lending Installation would violate any

applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately

reflect the cost of making or maintaining Eurodollar Advances,

then the Agent shall suspend the availability of Eurodollar

Advances and require any affected Eurodollar Advances to be

repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by

Section 3.4.

3.4. Funding Indemnification

. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar

Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will

indemnify each Lender for any loss or cost incurred by it

resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5. Taxes.

(i) All payments by the Borrower to or for the account of any

Lender, the LC Issuer or the Agent hereunder or under any Note or

Facility LC Application shall be made free and clear of and

without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent,

(a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender,

the LC Issuer or the Agent (as the case may be) receives an

amount equal to the sum it would have received had no such

deductions been made, (b) the Borrower shall make such

deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and

(d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC

Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC

Application ("Other Taxes").

(iii) The Borrower hereby agrees to indemnify the Agent, the

LC Issuer and each Lender for the full amount of Taxes or Other

Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the

Agent, the LC Issuer or such Lender as a result of its

Commitment, any Credit Extension made by it hereunder, or

otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses)

arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the

Agent, the LC Issuer or such Lender makes demand therefor

pursuant to Section 3.6.

(iv) Each Lender that is not incorporated under the laws of the

United States of America or a state thereof (each a "Non-U.S.

Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service

Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal

Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the

occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the

Agent. All forms or amendments described in the preceding

sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event

(including without limitation any change in treaty, law or

regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly

completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause

(iv), above (unless such failure is due to a change in treaty,

law or regulation, or any change in the interpretation or

administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to

indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S.

Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the

Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such

Taxes.

(vi) Any Lender that is entitled to an exemption from or

reduction of withholding tax with respect to payments under this

Agreement or any Note pursuant to the law of any relevant

jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation

prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii) If the U.S. Internal Revenue Service or any other

governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the

Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason),

such Lender shall indemnify the Agent fully for all amounts paid,

directly or indirectly, by the Agent as tax, withholding

therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time

charges of attorneys for the Agent, which attorneys may be

employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the

Obligations and termination of this Agreement.

3.6. Lender Statements; Survival of Indemnity

. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar

Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of

Eurodollar Advances under Section 3.3, so long as such

designation is not, in the judgment of such Lender,

disadvantageous to such Lender. Each Lender shall deliver a

written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2,

3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts

payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar

Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written

statement. The obligations of the Borrower under Sections 3.1,

3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1. Initial Credit Extension

. The Lenders shall not be required to make the initial Credit

Extension hereunder unless:

(i) The Borrower has furnished to the Agent, with sufficient copies for the Lenders:

(a) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation;

(b) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors'

resolutions and of resolutions or actions of any other body

authorizing the execution of the Loan Documents to which the

Borrower is a party;

(c) An incumbency certificate, executed by the Secretary or

Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan

Documents to which the Borrower is a party, upon which

certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(d) For each Guarantor, copies of its articles of organization or articles or certificate of incorporation, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in such Guarantor's

jurisdiction of organization or incorporation;

(e) For each Guarantor, copies, certified by its Secretary or

Assistant Secretary (or, if applicable, Manager), of its

operating agreement or bylaws and of its Board of Directors' (or,

if applicable Managers' or Members') resolutions and of

resolutions or actions of any other body authorizing the

execution of the Loan Documents to which such Guarantor is a party;

(f) For each Guarantor, an incumbency certificate, executed by its Secretary or Assistant Secretary (or, if applicable,

Manager), which shall identify by name and title and bear the signatures of the officers (or, if applicable, managers) of such

Guarantor authorized to sign the Loan Documents to which such

Guarantor is a party, upon which certificate the Agent and the

Lenders shall be entitled to rely until informed of any change in writing by such Guarantor;

(g) For each of Spectrum and SREH, the equivalent certificates,

charter documents and resolutions to those required of the

Guarantors pursuant to clauses (d) through (f) above, as

applicable to Ontario corporations;

(h) A certificate, signed by the chief financial officer of the

Borrower, stating that on the initial Credit Extension Date no

Default or Unmatured Default has occurred and is continuing;

(i) A written opinion or opinions of the counsel of Borrower and the Guarantors including opinions of Borrower's internal counsel and local counsel security interest and mortgage opinions from

Borrower's Wisconsin, California, Colorado and Ontario counsel,

addressed to the Lenders in substantially the forms of Exhibits A-

1 through A-5, respectively;

(j) The Notes;

(k) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an

Authorized Officer, together with such other related money

transfer authorizations as the Agent may have reasonably

requested;

(l) If the initial Credit Extension will be the issuance of a

Facility LC, a properly completed Facility LC Application;

(m) The Guaranty, duly executed by the Guarantors;

(n) The Collateral Documents, duly executed by the Borrower and the appropriate Loan Parties, along with all share certificates,

instruments and other documents and certificates required to be delivered to the Agent pursuant thereto (including, without

limitation, the Spectrum Note), with such endorsements, stock powers and the like as the Agent may require;

(o) With respect to each Mortgage, (i) an ALTA or other

mortgagee's title policy (including such endorsements as Agent may reasonably request) showing fee simple title to the Property subject to such Mortgage in the relevant Loan Party, subject to the Mortgage but subject to no additional or prior Liens or

clouds on title other than those exceptions and exclusions from coverage which are acceptable to the Agent in all respects as determined by the Agent in its sole discretion, (ii) an ALTA survey prepared and certified to the Agent by a surveyor

acceptable to the Agent, and (iii) any requested environmental review reports from firm(s) satisfactory to the Agent, which review reports shall be acceptable to the Agent;

(p) Confirmation that any documents (including, without

limitation, financing statements) required to be filed,

registered or recorded in order to create, in favor of the Agent for the benefit of the Lenders, perfected security interests in the Collateral shall have been properly filed, registered or recorded in each office in each such jurisdiction in which such filings, registrations and recordations are required; the Agent shall have received acknowledgment copies of all such filings,

registrations and recordations stamped by the appropriate filing,

registration or recording officer (or, in lieu thereof, other evidence satisfactory to the Agent that all such filings,

registrations and recordations have been made); and the Agent shall have received such evidence as it may deem satisfactory that all necessary filing, recording and other similar fees, and all taxes and other expenses related to such filings,

registrations and recordings have been paid in full;

(q) Such lien searches and other evidence of the priority the

Liens granted to the Agent for the benefit of the Lenders under the Collateral Documents as the Agent or the Lenders may require;

(r) A Borrowing Base Certificate which calculates the Borrowing

Base as of the end of the last Business Day of the month

immediately preceding the date of the initial Credit Extension;

(s) Evidence satisfactory to the Agent in form and substance that (i) the Borrower's existing credit agreement(s) with Bank of

America, N.A., as agent, and various lenders, shall have been terminated, all Indebtedness outstanding thereunder shall have been paid in full and all Liens, if any, granted thereunder,

shall have been released and (ii) all other financing statements and mortgages identified in the lien searches and title reports obtained by the Agent in connection with this Agreement shall have been terminated or released, other than those filed or

recorded in order to perfect Permitted Liens, and that

appropriate "non-sheltering letters" shall have been obtained with respect to PPSA filings against Spectrum;

(t) One or more appraisals of the Eligible Real Estate

satisfactory to the Agent and Lenders in form and substance;

(u) The insurance certificate described in Section 5.20;

(v) Collateral Access Agreements for Spectrum's facility at 150

Pony Drive, Newmarket, Ontario and for the other leased locations of goods the Borrower wishes to be included in Eligible Equipment and Eligible Inventory; and

(w) Such other documents as any Lender or its counsel may have reasonably requested; and

(ii) The Agent shall have determined that (a) since July 15,

2003, there is an absence of any material adverse change or

disruption in primary or secondary loan syndication markets,

financial markets or in capital markets generally that would likely impair syndication of the Loans hereunder and (b) the

Borrower has fully cooperated with the Agent's syndication

efforts including, without limitation, by providing the Agent with information regarding the Borrower's and its Subsidiaries'

operations and prospects and such other information as the Agent deems necessary to successfully syndicate the Loans hereunder.

4.2. Each Credit Extension

. The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

(i) There exists no Default or Unmatured Default.

(ii) The representations and warranties contained in Article V are true and correct (subject to such standards of materiality as may be expressed within Article V) as of such Credit Extension

Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii) All legal matters incident to the making of such Credit

Extension shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice or request for issuance of a Facility

LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any

Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a

Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1. Existence and Standing

. Each of the Borrower and its Subsidiaries is a corporation or limited liability company (in the case of Subsidiaries only) duly and properly incorporated or organized, as the case may be,

validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except for such jurisdictions where the failure to have such authority could not reasonably be expected to have a

Material Advance Effect.

5.2. Authorization and Validity

. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the

Loan Documents to which the Borrower is a party constitute legal,

valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as

enforceability may be limited by bankruptcy, insolvency or

similar laws affecting the enforcement of creditors' rights

generally.

5.3. No Conflict; Government Consent

. Neither the execution and delivery by the Borrower of the Loan

Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the

provisions thereof will violate (i) any law, rule, regulation,

order, writ, judgment, injunction, decree or award binding on the

Borrower or any of its Subsidiaries or (ii) the Borrower's or any

Subsidiary's articles or certificate of incorporation,

partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other

management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower

or a Subsidiary pursuant to the terms of any such indenture,

instrument or agreement. No order, consent, adjudication,

approval, license, authorization, or validation of, or filing,

recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the

Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4. Financial Statements

. The audited, December 31, 2002 consolidated financial

statements of the Borrower and its Subsidiaries heretofore

delivered to the Lenders were prepared in accordance with

generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its

Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5. Material Adverse Change

. Since December 31, 2002 there has been no change in the

business, Property, prospects, condition (financial or otherwise)

or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse

Effect.

5.6. Taxes

. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns (including Canadian tax returns) which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with

Agreement Accounting Principles and as to which no Lien exists.

The United States income tax returns of the Borrower and its

Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1996. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate. If the Borrower or any of its Subsidiaries is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

5.7. Litigation and Contingent Obligations

. There is no litigation, arbitration, governmental

investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the

Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.

Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a

Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial

statements referred to in Section 5.4.

5.8. Subsidiaries

. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership

interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests)

duly authorized and issued and are fully paid and non-assessable.

5.9. ERISA

. The Unfunded Liabilities of all Single Employer Plans do not

in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is

reasonably expected to incur, any withdrawal liability to

Multiemployer Plans in excess of $1,000,000 in the aggregate.

Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.10. Accuracy of Information

. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in

connection with the negotiation of, or compliance with, the Loan

Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the

statements contained therein not misleading.

5.11. Regulation U

. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its

Included Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.12. Material Agreements

. Neither the Borrower nor any Included Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Included

Subsidiary is in default in the performance, observance or

fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse

Effect or (ii) any agreement or instrument evidencing or

governing Indebtedness.

5.13. Compliance With Laws

. The Borrower and its Subsidiaries have complied with all

applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective

Property except for any failure to comply with any of the

foregoing which could not reasonably be expected to have a

Material Adverse Effect.

5.14. Ownership of Properties

. Except as set forth on Schedule 5.14A, on the date of this

Agreement, the Borrower and its Included Subsidiaries will have good title, free of all Liens other than those permitted by

Section 6.15, to all of the Property and assets reflected in the

Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Included

Subsidiaries. The Eligible Equipment of each Loan Party is

located at the locations of such Loan Party described on Schedule

5.14B.

5.15. Plan Assets; Prohibited Transactions

. The Borrower is not an entity deemed to hold "plan assets"

within the meaning of 29 C.F.R. 2510.3-101 of an employee

benefit plan (as defined in Section 3(3) of ERISA) which is

subject to Title I of ERISA or any plan (within the meaning of

Section 4975 of the Code), and neither the execution of this

Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section

406 of ERISA or Section 4975 of the Code.

5.16. Environmental Matters

. In the ordinary course of its business, the officers of the

Borrower consider the effect of Environmental Laws on the

business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that

Environmental Laws cannot reasonably be expected to have a

Material Adverse Effect. Neither the Borrower nor any Subsidiary

has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable

Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.17. Investment Company Act

. Neither the Borrower nor any Subsidiary is an "investment

company" or a company "controlled" by an "investment company",

within the meaning of the Investment Company Act of 1940, as amended.

5.18. Public Utility Holding Company Act

. Neither the Borrower nor any Subsidiary is a "holding company"

or a "subsidiary company" of a "holding company", or an

"affiliate" of a "holding company" or of a "subsidiary company"

of a "holding company", within the meaning of the Public Utility

Holding Company Act of 1935, as amended.

5.19. Reportable Transaction

. The Borrower does not intend to treat the Credit Extensions and related transactions as being a "reportable transaction"

(within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.

5.20. Insurance

. The certificate signed by the President or Chief Financial

Officer of the Borrower, that attests to the existence and

adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its

Included Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate in all material respects. This summary includes the insurer's or

insurers' name(s), policy number(s), expiration date(s),

amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required

Lenders shall otherwise consent in writing:

6.1. Financial Reporting

. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

(i) Within 90 days after the close of each of its fiscal years,

an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in

accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries,

including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said

accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

(ii) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its

Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus

statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(iii) As soon as available, but in any event within 90 days

after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year.

(iv) as soon as available but in any event within 20 days of the end of each calendar month, and at such other times as may be requested by the Agent, as of the period then ended, a Borrowing

Base Certificate and supporting information in connection

therewith.

(v) Together with the financial statements required under

Sections 6.1(i) and (ii), a compliance certificate in

substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine

compliance with Section 6.25 of this Agreement and stating that no Default or Unmatured Default exists, or if any Default or

Unmatured Default exists, stating the nature and status thereof.

(vi) Within 270 days after the close of each fiscal year, a

statement of the Unfunded Liabilities of each Single Employer

Plan, certified as correct by an actuary enrolled under ERISA.

(vii) As soon as practicable and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief

financial officer of the Borrower, describing said Reportable

Event and the action which the Borrower proposes to take with respect thereto.

(viii) As soon as practicable and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the

Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and

(b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the

Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(ix) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(x) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular

reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(xi) On each yearly anniversary of the Closing Date, a

certificate of good standing for the Borrower and each other

Person which has pledged collateral in support of the Obligations from the appropriate governmental officer in its jurisdiction of incorporation or organization.

(xii) Such other information (including non-financial

information) as the Agent or any Lender may from time to time reasonably request.

If any information which is required to be furnished to the

Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.

6.2. Use of Proceeds

. The Borrower will, and will cause each Included Subsidiary to,

use the proceeds of the Credit Extensions for general corporate purposes, to refinance existing Indebtedness and finance

Permitted Acquisitions. The Borrower will not, nor will it

permit any Included Subsidiary to, use any of the proceeds of the

Credit Extensions to purchase or carry any "margin stock" (as defined in Regulation U).

6.3. Notice of Default

. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any

Default or Unmatured Default and of any other development,

financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4. Conduct of Business

. The Borrower will, and will cause each Included Subsidiary to,

carry on and conduct its business in substantially the same

manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a

domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its

business in each jurisdiction in which its business is conducted except for such jurisdictions where the failure to have such authority could not reasonably be expected to have a Material

Adverse Effect.

6.5. Taxes

. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that the Borrower or any of its Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

6.6. Insurance

. The Borrower will, and will cause each Included Subsidiary to,

maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the

Borrower will furnish to any Lender upon request full information as to the insurance carried.

6.7. Compliance with Laws

. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments,

injunctions, decrees or awards to which it may be subject

including, without limitation, all Environmental Laws, except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.

6.8. Maintenance of Properties

. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its

Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be

properly conducted at all times.

6.9. Inspection

. The Borrower will, and will cause each Included Subsidiary to,

permit the Agent and the Lenders, by their respective

representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Included

Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Included

Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Included Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

6.10. Dividends

. The Borrower will not, nor will it permit any Included

Subsidiary to, declare or pay any dividends or make any

distributions on its capital stock (other than dividends payable in its own common stock) or redeem, repurchase or otherwise

acquire or retire any of its capital stock at any time

outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a

Guarantor; and (ii) so long as no Default or Unmatured Default shall have occurred and be continuing, or would result therefrom,

the Borrower may pay preferred dividends on its Series I and

Series J Preferred Stock from Preferred Funds.

6.11. Indebtedness

. The Borrower will not, nor will it permit any Included

Subsidiary to, create, incur or suffer to exist any Indebtedness,

except:

(i) The Loans and the Reimbursement Obligations.

(ii) Indebtedness existing on the date hereof and described in

Schedule 5.14A.

(iii) Indebtedness secured by Liens described in Section

6.15(vii), provided such Indebtedness does not exceed an

aggregate of $500,000 outstanding at any one time.

(iv) Unsecured Subordinated Indebtedness issued to finance

Permitted Acquisitions.

6.12. Merger

. The Borrower will not, nor will it permit any Included

Subsidiary to, merge or consolidate with or into any other

Person, except that an Included Subsidiary may merge into the

Borrower or a Guarantor.

6.13. Sale of Assets

. The Borrower will not, nor will it permit any Included

Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

(i) Sales of inventory in the ordinary course of business.

(ii) Sales of (x) fixed assets that have been replaced with fixed assets of substantially equal or greater value which replacement assets are subject to the first priority (subject to Liens

permitted under Section 6.15(vii)) perfected security interest of the Agent for the benefit of the Lenders pursuant to the

applicable Collateral Documents and (y) fixed assets that are obsolete or no longer used or useful in the business of the

Borrower or its Included Subsidiaries the aggregate net book value of which does not exceed $300,000 in any of the Borrower's fiscal years.

(iii) Asset dispositions the Net Cash Proceeds of which have been used to prepay the Obligations pursuant to Section 2.2(ii).

6.14. Investments and Acquisitions

. The Borrower will not, nor will it permit any Included

Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any

Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i) Cash Equivalent Investments.

(ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 5.8.

(iii) Permitted Acquisitions.

(iv) Investments in Excluded Subsidiaries, so long as (x) the

Borrower shall be in compliance with each of the covenants set forth in Section 6.25, measured as of the most recent quarter end on a pro forma basis giving effect to such Investment and (y) no

Default or Unmatured Default has occurred and is continuing or would result from such Investment.

(v) Investments in the Borrower or, so long as no Default or

Unmatured Default has occurred and is continuing, any Guarantor.

6.15. Liens

. The Borrower will not, nor will it permit any Included

Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Included

Subsidiaries, except the following (collectively, "Permitted

Liens"):

(i) Liens for taxes, assessments or governmental charges or

levies on its Property if the same shall not at the time be

delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement

Accounting Principles shall have been set aside on its books.

(ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar

legislation.

(iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar

character and which do not in any material way affect the

marketability of the same or interfere with the use thereof in the business of the Borrower or its Included Subsidiaries.

(v) Liens existing on the date hereof and described in Schedule

5.14A.

(vi) Liens in favor of the Agent, for the benefit of the Lenders,

the LC Issuer and Affiliates of the Lenders, granted pursuant to any Collateral Document.

(vii) Purchase money Liens on property (other than Inventory)

acquired in the ordinary course of business, to finance or secure a portion of the purchase price thereof, and Liens on property acquired existing at the time of acquisition; provided that in each case such Lien shall be limited to the property so acquired and the liability secured by such Lien does not exceed either the purchase price or the fair market value of the asset acquired.

(viii) Liens in favor of the Borrower pursuant to the Spectrum

Security Agreement and assigned as Collateral to the Agent for the benefit of the Lenders, the LC Issuer and Affiliates of the

Lenders.

6.16. Rentals

. The Borrower will not, nor will it permit any Included

Subsidiary to, create, incur or suffer to exist obligations for

Rentals in excess of $1,000,000 during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its

Included Subsidiaries.

6.17. Affiliates

. The Borrower will not, and will not permit any Subsidiary to,

enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such

Subsidiary than the Borrower or such Subsidiary would reasonably expect to obtain in a comparable arms-length transaction.

Notwithstanding the foregoing, the Borrower shall be entitled to make the following annual payments to ARTL, so long as the

Borrower shall be in compliance with each of the covenants set forth in Section 6.25, measured as of the most recent quarter end on a pro forma basis giving effect to such payment and no Default or Unmatured Default has occurred and is continuing or would result from such payment: (x) management fees in amounts not in excess of $1,810,800 during 2003, $1,919,500 during 2004,

$2,034,600 during 2005, $2,156,200 during 2006, $2,285,500 during

2007 and $2,422,700 during 2008; (y) payments in an amount not in excess of all federal, state, local and foreign taxes that would have been payable on the earnings for such year of the Borrower and its Included Subsidiaries but for tax loss carryovers accrued to the Borrower as of the date hereof; and (z) any other cash contribution with prior written notice given to the Agent.

6.18. [INTENTIONALLY OMITTED.]

6.19. Operating Leases

. The Borrower will not, nor will it permit any Subsidiary to,

enter into or remain liable upon any Operating Lease, except for

Operating Leases which have Operating Lease Obligations of not more than $5,000,000 at any one time outstanding.

6.20. Sale of Accounts

. The Borrower will not, nor will it permit any Subsidiary to,

sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

6.21. Sale and Leaseback Transactions

. The Borrower will not, nor will it permit any Subsidiary to,

enter into or suffer to exist any Sale and Leaseback Transaction.

6.22. Contingent Obligations

. The Borrower will not, nor will it permit any Included

Subsidiary to, make or suffer to exist any Contingent Obligation

(including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by

endorsement of instruments for deposit or collection in the

ordinary course of business, (ii) the Reimbursement Obligations and (iii) for the Guaranty.

6.23. Letters of Credit

. The Borrower will not, nor will it permit any Included

Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit other than Facility LCs.

6.24. Additional Guarantors and Collateral; Further

Assurances.

(i) Subject to applicable law, each Loan Party shall, unless the

Required Lenders otherwise consent, (a) cause each of its

Included Subsidiaries (other than the Canadian Included

Subsidiaries) to become or remain a Guarantor and (b) cause each of its Included Subsidiaries (other than Canadian Included

Subsidiaries) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to guarantee

payment and performance of the Secured Obligations pursuant to the Guaranty.

(ii) Upon the request of the Agent or the Required Lenders, each

Guarantor shall (i) grant Liens to the Agent, for the benefit of the Agent and the Lenders, pursuant to such documents as the

Agent may reasonably deem necessary and deliver such property,

documents, and instruments as the Agent may request to perfect the Liens of the Agent in any Property of such Guarantor which constitutes Collateral, including any parcel of real Property located in the U.S. owned by any Guarantor, and (ii) in

connection with the foregoing requirements, or either of them,

deliver to the Agent all items of the type required by Section

4.1 (as applicable). Upon execution and delivery of such Loan

Documents and other instruments, certificates, and agreements,

each such Person shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents.

(iii) Each of the Borrower and the Guarantors will cause 100%

(or, in the case of the Included Subsidiaries that are not

organized under the laws of the United States or any State

thereof, 65%) of the issued and outstanding Capital Stock of each of its Included Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent shall reasonably request.

(iv) Without limiting the foregoing, each of the Borrower and the

Guarantors shall, and shall cause each of the Subsidiaries which is required to become a Guarantor pursuant to the terms of this

Agreement to, execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions as the Agent may, from time to time, reasonably request to carry out the terms and

conditions of this Agreement and the other Loan Documents.

6.25. Financial Covenants.

6.25.1. Debt Service Coverage Ratio. The Borrower

will not permit the ratio, determined for each of its fiscal quarters, of (i) Consolidated EBITDA, minus (A) 50% of

depreciation included in computing Consolidated EBITDA for

such period pursuant clause (A)(iii) of the definition of

Consolidated EBITDA in Article I hereof, minus, (B) without

duplication, (x) an amount equal to all federal, state,

local and foreign taxes that would have been payable during

the period of measurement on the earnings of the Borrower

and its Included Subsidiaries, but for tax loss carryovers

accrued to the Borrower as of the date hereof and (y) all

Investments made during the period of measurement by the

Borrower or any Included Subsidiary in any Excluded

Subsidiary and all cash contributions made during the period of measurement to ARTL pursuant to clause (z) of the second

sentence of Section 6.17, to (ii) Consolidated Interest

Expense plus current maturities of principal Indebtedness

during such quarter, to be less than 1.75 to 1.0.

6.25.2. Leverage Ratio. The Borrower will not permit

its Leverage Ratio, determined as of the end of each of its

fiscal quarters, to be greater than 2.75 to 1.0.

6.25.3. Minimum Tangible Net Worth. The Borrower will

at all times maintain Consolidated Tangible Net Worth of not less than $17,000,000.

1.1. ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events

shall constitute a Default:

7.1.

Any representation or warranty made or deemed made by or on

behalf of the Borrower or any of its Included Subsidiaries and/or

Excluded Subsidiaries, as the case may be, to the Lenders or the

Agent under or in connection with this Agreement, any Credit

Extensions, or any certificate or information delivered in

connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2.

Nonpayment of principal of any Loan when due, nonpayment of any

Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan

Documents within five days after the same becomes due.

7.3.

The breach by the Borrower of any of the terms or provisions of

Article VI.

7.4.

The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after the earlier of the Borrower

obtaining knowledge of such breach or the date of written notice from the Agent or any Lender.

7.5.

Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material

Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any

Material Indebtedness of the Borrower or any of its Subsidiaries

shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment)

prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.6.

The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal

bankruptcy laws as now or hereafter in effect, (ii) make an

assignment for the benefit of creditors, (iii) apply for, seek,

consent to, or acquiesce in, the appointment of a receiver,

custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal

bankruptcy laws as now or hereafter in effect or seeking to

adjudicate it a bankrupt or insolvent, or seeking dissolution,

winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to

bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in

Section 7.7.

7.7.

Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner,

liquidator or similar official shall be appointed for the

Borrower or any of its Subsidiaries or any Substantial Portion of

its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding

continues undismissed or unstayed for a period of 30 consecutive days.

7.8.

Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the

Borrower and its Subsidiaries so condemned, seized, appropriated,

or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs,

constitutes a Substantial Portion.

7.9.

The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond (including bond on appeal) or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $500,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary

judgments or orders which, individually or in the aggregate,

could reasonably be expected to have a Material Adverse Effect,

which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10.

The Unfunded Liabilities of all Single Employer Plans shall

exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

7.11.

Nonpayment by the Borrower of any Permitted Obligation when due or the breach by the Borrower of any term, provision or condition contained in any documents or agreements governing any Permitted

Obligations or any transaction of the type described in the

definition of "Permitted Obligation," whether or not any Lender or Affiliate of a Lender is a party thereto.

7.12.

Any Change in Control shall occur.

7.13.

The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability

(determined as of the date of such notification), exceeds

$1,000,000.

7.14.

The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being

terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the

Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such

Multiemployer Plans for the respective plan years of each such

Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding

$1,000,000.

7.15.

The Borrower or any of its Subsidiaries shall (i) be the subject of any adverse determination in a proceeding or investigation pertaining to the release by the Borrower, any of its

Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any

Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a

Material Adverse Effect.

7.16.

The occurrence of any "default", as defined in any Loan Document

(other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement),

which default or breach continues beyond any period of grace therein provided.

7.17.

The Guaranty or the Spectrum Note shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty or the

Spectrum Note, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty or Spectrum shall fail to comply with any of the terms or provisions of the Spectrum Note,

or any Guarantor shall deny that it has any further liability under the Guaranty, or shall give notice to such effect, or

Spectrum shall deny that it has any further liability under the

Spectrum Note, or shall give notice to such effect.

7.18.

Any Collateral Document shall for any reason fail to create a valid and perfected first priority Lien in any collateral

purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower or any Loan Party shall fail to comply with any of the terms or provisions of any

Collateral Document.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1. Acceleration; Facility LC Collateral Account.

(i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make

Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the

Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any

Lender and the Borrower will be and become thereby

unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral

Account (defined below), equal to the difference of (x) the

amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference,

the "Collateral Shortfall Amount"). If any other Default occurs,

the Required Lenders (or the Agent with the consent of the

Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the

Obligations to be due and payable, or both, whereupon the

Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the

Borrower and in addition to the continuing right to demand

payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the

Agent the Collateral Shortfall Amount, which funds shall be

deposited in a special collateral account satisfactory to the

Agent (the "Facility LC Collateral Account") maintained at the

Agent's office at the address specified pursuant to Article XIII,

in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in this Section 8.1. The Borrower hereby pledges, assigns and

grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the

Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral

Account to secure the prompt and complete payment and performance of the Obligations.

(ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and

without any further notice or act, pay to the Agent the

Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii) The Agent may at any time or from time to time after

funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other

amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan

Documents.

(iv) At any time while any Default is continuing, neither the

Borrower nor any Person claiming on behalf of or through the

Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the

Obligations have been indefeasibly paid in full and the Aggregate

Commitment has been terminated, any funds remaining in the

Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(v) If, within 30 days after acceleration of the maturity of the

Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue

Facility LCs hereunder as a result of any Default (other than any

Default as described in Section 7.6 or 7.7 with respect to the

Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the

Required Lenders (in their sole discretion) shall so direct, the

Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2. Amendments

. Subject to the provisions of this Section 8.2, the Required

Lenders (or the Agent with the consent in writing of the Required

Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the

Lenders or the Borrower hereunder or waiving any Default

hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

(i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination

Date or forgive all or any portion of the principal amount

thereof or any Reimbursement Obligation related thereto, or

reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

(ii) Amend the definition of Required Lenders.

(iii) Extend the Revolving Credit Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the

Commitment of any Lender hereunder or the commitment to issue

Facility LCs, or increase the Aggregate Commitment to greater than $50,000,000, or permit the Borrower to assign its rights under this Agreement.

(iv) Increase the advance rates set forth in the definition of

Borrowing Base, or increase the permitted amount of Acquisition

Overadvances.

(v) Amend this Section 8.2.

(vi) Release any guarantor of any Advance or, except as provided in the Collateral Documents, release all or substantially all of the Collateral of the Borrower, Triarco, AEP, Haan Crafts or

Spectrum.

No amendment of any provision of this Agreement relating to the

Agent shall be effective without the written consent of the

Agent, and no amendment of any provision relating to the LC

Issuer shall be effective without the written consent of the LC

Issuer. The Agent may waive payment of the fee required under

Section 12.3.2 without obtaining the consent of any other party to this Agreement.

8.3. Preservation of Rights

. No delay or omission of the Lenders, the LC Issuer or the

Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension

notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit

Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms,

conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required

pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the

Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1. Survival of Representations

. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit

Extensions herein contemplated.

9.2. Governmental Regulation

. Anything contained in this Agreement to the contrary

notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3. Headings

. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4. Entire Agreement

. The Loan Documents embody the entire agreement and

understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this

Agreement.

9.5. Several Obligations; Benefits of this Agreement

. The respective obligations of the Lenders hereunder are

several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is

authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other

Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6. Expenses; Indemnification

(i) . (i) The Borrower shall reimburse the Agent and the

Arranger for any costs, internal charges and out-of-pocket

expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent)

paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication,

distribution (including, without limitation, via the internet),

review, amendment, modification, and administration of the Loan

Documents. This obligation is independent of the Borrower's

obligation to pay the fees described in the fee letter referenced in Section 10.13. The Borrower also agrees to reimburse the

Agent, the Arranger, the LC Issuer and the Lenders for any costs,

internal charges and out-of-pocket expenses (including attorneys'

fees and time charges of attorneys for the Agent, the Arranger,

the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender

in connection with the collection and enforcement of the Loan

Documents. Expenses being reimbursed by the Borrower under this

Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or

interest in real property described in the Mortgages, which

appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy,

guideline or directive (whether or not having the force of law),

or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform,

Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions and costs and expenses incurred in connection with the Reports described in the following sentence.

The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders)

certain audit reports (the "Reports") pertaining to the

Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this

Agreement. In the event that the Agent, in its sole discretion,

prepares a collateral audit Report of the Collateral of the

Borrower and/or the other Loan Parties, the Agent will provide such Report to the Lenders and the Agent will not be responsible for any errors or omissions in such Report.

(ii) The Borrower hereby further agrees to indemnify the Agent,

the Arranger, the LC Issuer, each Lender, their respective

affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments,

liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the

Agent, the Arranger, the LC Issuer, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents,

the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit

Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent

jurisdiction to have resulted from the gross negligence or

willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7. Numbers of Documents

. All statements, notices, closing documents, and requests

hereunder shall be furnished to the Agent with sufficient

counterparts so that the Agent may furnish one to each of the

Lenders.

9.8. Accounting

. Except as provided to the contrary herein, all accounting

terms used herein shall be interpreted and all accounting

determinations hereunder shall be made in accordance with

Agreement Accounting Principles.

9.9. Severability of Provisions

. Any provision in any Loan Document that is held to be

inoperative, unenforceable, or invalid in any jurisdiction shall,

as to that jurisdiction, be inoperative, unenforceable, or

invalid without affecting the remaining provisions in that

jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10. Nonliability of Lenders

. The relationship between the Borrower on the one hand and the

Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the

Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the

Arranger, the LC Issuer nor any Lender undertakes any

responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the

Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan

Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the

Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with,

arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11. Confidentiality

. Each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this

Agreement in confidence, except for disclosure (i) to its

Affiliates and to other Lenders and their respective Affiliates,

(ii) to legal counsel, accountants, and other professional

advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual

counterparties in swap agreements or to legal counsel,

accountants and other professional advisors to such

counterparties, (vii) permitted by Section 12.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. If any Lender is required to disclose any portion of the

confidential information of the Borrower under clause (iv) or (v)

of the preceding sentence (other than in connection with any legal proceeding in which such Lender is seeking to enforce this

Agreement or the other Loan Documents against the Borrower or its

Subsidiaries), such Lender endeavors to make a good faith effort,

to the extent reasonably feasible, to notify the Borrower prior to the date on which such disclosure is required, and such Lender shall reasonably cooperate in any effort of the Borrower to

maintain the confidentiality of such confidential information,

including without limitation the application for protective court orders. Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire

agreement between the Borrower and each Lender (including the

Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this

Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information. Notwithstanding

anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all

Persons, without limitation of any kind, the "tax treatment" and

"tax structure" (in each case, within the meaning of Treasury

Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender

relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax

structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such

portions of the document or similar item that relate to such tax treatment or tax structure.

9.12. Nonreliance

. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the

Board of Governors of the Federal Reserve System) for the

repayment of the Credit Extensions provided for herein.

9.13. Disclosure

. The Borrower and each Lender hereby acknowledge and agree that

Bank One, Johnson Bank and/or their Affiliates from time to time may hold investments in, make other loans to or have other

relationships with the Borrower and its Affiliates.

ARTICLE X

THE AGENT

10.1. Appointment; Nature of Relationship

. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent")

hereunder and under each other Loan Document, and each of the

Lenders irrevocably authorizes the Agent to act as the

contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan

Documents. The Agent agrees to act as such contractual

representative upon the express conditions contained in this

Article X. Notwithstanding the use of the defined term "Agent,"

it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this

Agreement and the other Loan Documents. In its capacity as the

Lenders' contractual representative, the Agent (i) does not

hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term

"secured party" as defined in the Illinois Uniform Commercial

Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2. Powers

. The Agent shall have and may exercise such powers under the

Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are

reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

10.3. General Immunity

. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any

Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection

herewith or therewith except to the extent such action or

inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4. No Responsibility for Loans, Recitals, etc.

Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain,

inquire into, or verify (a) any statement, warranty or

representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan

Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent;

(d) the existence or possible existence of any Default or

Unmatured Default; (e) the validity, enforceability,

effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection

therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the

financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such

guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

10.5. Action on Instructions of Lenders

. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan

Document in accordance with written instructions signed by the

Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the

Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all

liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6. Employment of Agents and Counsel

. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents,

and attorneys-in-fact and shall not be answerable to the Lenders,

except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or

attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other

Loan Document.

10.7. Reliance on Documents; Counsel

. The Agent shall be entitled to rely upon any Note, notice,

consent, certificate, affidavit, letter, telegram, facsimile,

telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent. For purposes of

determining compliance with the conditions specified in Sections

4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be

satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such

Lender prior to the applicable date specifying its objection thereto.

10.8. Agent's Reimbursement and Indemnification

. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the

Commitments have been terminated, in proportion to their

Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan

Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation,

execution, delivery, administration and enforcement of the Loan

Documents (including, without limitation, for any expenses

incurred by the Agent in connection with any dispute between the

Agent and any Lender or between two or more of the Lenders) and

(iii) for any liabilities, obligations, losses, damages,

penalties, actions, judgments, suits, costs, expenses or

disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-

appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the

Agent and (ii) any indemnification required pursuant to Section

3.5(vii) shall, notwithstanding the provisions of this Section

10.8, be paid by the relevant Lender in accordance with the

provisions thereof. The obligations of the Lenders under this

Section 10.8 shall survive payment of the Obligations and

termination of this Agreement.

10.9. Notice of Default

. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the

Borrower referring to this Agreement describing such Default or

Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice,

the Agent shall give prompt notice thereof to the Lenders.

10.10. Rights as a Lender

. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan

Document with respect to its Commitment and its Loans as any

Lender and may exercise the same as though it were not the Agent,

and the term "Lender" or "Lenders" shall, at any time when the

Agent is a Lender, unless the context otherwise indicates,

include the Agent in its individual capacity. The Agent and its

Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction,

in addition to those contemplated by this Agreement or any other

Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

10.11. Lender Credit Decision

. Each Lender acknowledges that it has, independently and

without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed

appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without

reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem

appropriate at the time, continue to make its own credit

decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12. Successor Agent

. The Agent may resign at any time by giving written notice

thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The

Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required

Lenders. Upon any such resignation or removal, the Required

Lenders shall have the right to appoint, on behalf of the

Borrower and the Lenders, a successor Agent. If no successor

Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent.

Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no

successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.

No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the

acceptance of any appointment as Agent hereunder by a successor

Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the

resignation or removal of the Agent, the resigning or removed

Agent shall be discharged from its duties and obligations

hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this

Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other

Loan Documents. In the event that there is a successor to the

Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term

"Prime Rate" as used in this Agreement shall mean the prime rate,

base rate or other analogous rate of the new Agent.

10.13. Agent and Arranger Fees

. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower,

the Agent and the Arranger pursuant to that certain letter

agreement dated July 15, 2003 or as otherwise agreed from time to time.

10.14. Delegation to Affiliates

. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates.

Any such Affiliate (and such Affiliate's directors, officers,

agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

10.15. Execution of Collateral Documents

. The Lenders hereby empower and authorize the Agent to execute and deliver to the appropriate Loan Parties on their behalf the

Collateral Documents and all related financing statements and to prepare, execute, deliver, file and/or record any financing

statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral

Documents.

10.16. Collateral Releases

. The Lenders hereby empower and authorize the Agent to execute and deliver to the appropriate Loan Parties on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders

(or, if required by the terms of Section 8.2, all of the Lenders)

in writing.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1. Setoff

. In addition to, and without limitation of, any rights of the

Lenders under applicable law, if the Borrower becomes insolvent,

however evidenced, or any Default occurs, any and all deposits

(including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any

Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

11.2. Ratable Payments

. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than

payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such

Lender agrees, promptly upon demand, to purchase a portion of the

Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata

Share of the Aggregate Outstanding Credit Exposure. If any

Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be

subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their

respective Pro Rata Shares of the Aggregate Outstanding Credit

Exposure. In case any such payment is disturbed by legal

process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1. Successors and Assigns

. The terms and provisions of the Loan Documents shall be

binding upon and inure to the benefit of the Borrower and the

Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and

(iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The

parties to this Agreement acknowledge that clause (ii) of this

Section 12.1 relates only to absolute assignments and this

Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or

assignment by any Lender of all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank or

(y) in the case of a Lender which is a Fund, any pledge or

assignment of all or any portion of its rights under this

Agreement and its Note to its trustee in support of its

obligations to its trustee; provided, however, that no such

pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of

Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3;

provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the

Loan Documents. Any request, authority or consent of any Person,

who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan, shall be

conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2. Participations.12.2.1 Permitted Participants; Effect

. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any

Outstanding Credit Exposure of such Lender, any Note held by such

Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant,

such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

such Lender shall remain the owner of its Outstanding Credit

Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

12.2.2 Voting Rights

. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit

Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

12.2.3 Benefit of Certain Provisions

. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan

Documents to the same extent as if the amount of its

participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The

Lenders agree to share with each Participant, and each

Participant, by exercising the right of setoff provided in

Section 11.1, agrees to share with each Lender, any amount

received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each

Participant were a Lender. The Borrower further agrees that each

Participant shall be entitled to the benefits of Sections 3.1,

3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3,

provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account,

unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any

Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the

provisions of Section 3.5 to the same extent as if it were a

Lender.

12.3. Assignments.

12.3.1 Permitted Assignments

. Any Lender may at any time assign to one or more banks or

other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit

Exposure of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be

based on the Commitment or Outstanding Credit Exposure (if the

Commitment has been terminated) subject to the assignment,

determined as of the date of such assignment or as of the "Trade

Date," if the "Trade Date" is specified in the assignment.

12.3.2 Consents

. The consent of the Borrower shall be required prior to an

assignment becoming effective unless the Purchaser is a Lender,

an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent and the LC

Issuer shall be required prior to an assignment becoming

effective unless the Purchaser is a Lender. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

12.3.3 Effect; Effective Date

. Upon (i) delivery to the Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii)

payment of a $3,500 fee to the Agent for processing such

assignment (unless such fee is waived by the Agent), such

assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a

representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and

Outstanding Credit Exposure under the applicable assignment

agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the

Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the

Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure

assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a

Lender hereunder but shall continue to be entitled to the

benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the

Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such

Lender of a participation in such rights and obligations in

accordance with Section 12.2. Upon the consummation of any

assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall make

appropriate arrangements so that new Notes or, as appropriate,

replacement Notes are issued to such transferor Lender and new

Notes or, as appropriate, replacement Notes, are issued to such

Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

12.3.4 Register

. The Agent, acting solely for this purpose as an agent of the

Borrower, shall maintain at one of its offices in Chicago,

Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the

Outstanding Credit Exposure of, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the

Register shall be conclusive, and the Borrower, the Agent and the

Lenders may treat each Person whose name is recorded in the

Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the

Borrower at any reasonable time and from time to time upon

reasonable prior notice.

12.4. Dissemination of Information

. The Borrower authorizes each Lender to disclose to any

Participant or Purchaser or any other Person acquiring an

interest in the Loan Documents by operation of law (each a

"Transferee") and any prospective Transferee any and all

information in such Lender's possession concerning the

creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports;

provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5. Tax Treatment

. If any interest in any Loan Document is transferred to any

Transferee which is not incorporated under the laws of the United

States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section

3.5(iv).ARTICLE XIII

NOTICES

13.1. Notices; Effectiveness; Electronic Communication

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to the Borrower, at its address or telecopier number set forth on the signature page hereof;

(ii) if to the Administrative Agent, at its address or telecopier number set forth on the signature page hereof;

(iii) if to the Issuing Bank, at its address or telecopier

number set forth on the signature page hereof;

(iv) if to a Lender, to it at its address (or telecopier number)

set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and

internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent, provided that the foregoing shall not apply to notices to any Lender or the

Issuing Bank pursuant to Article II if such Lender or the Issuing

Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic

communication. Each of the Agent, each Lender and the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise

determines, provided that such determination or approval may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement),

provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii)

notices or communications posted to an Internet or intranet

website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or

communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its

address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of

counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this

Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the

Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action. ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1. CHOICE OF LAW

. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY

EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE

WITH THE INTERNAL LAWS, WITHOUT REGARD TO THE CONFLICT OF LAWS

PROVISIONS, OF THE STATE OF WISCONSIN, BUT GIVING EFFECT TO

FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2. CONSENT TO JURISDICTION

. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE

JURISDICTION OF ANY UNITED STATES FEDERAL OR WISCONSIN STATE

COURT SITTING IN MILWAUKEE, WISCONSIN IN ANY ACTION OR PROCEEDING

ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER

HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH

ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH

COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR

HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR

PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN

INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE

AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST

THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY

JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC

ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER

OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN

ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN

DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN MILWAUKEE,

WISCONSIN.

15.3. WAIVER OF JURY TRIAL

. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY

WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING,

DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT,

CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR

CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED

THEREUNDER.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer

and the Agent have executed this Agreement as of the date first above written.

THE ARISTOTLE CORPORATION, a

Delaware corporation

By: /s/Steven B. Lapin

Title:President

96 Cummings Point Road

Stamford, CT 06902

Attention: President

Telephone: (203) 358-

8000

FAX: (203) ___-____

And

901 Janesville Avenue

Fort Atkinson, WI 53538

Attention: Chief Financial

Officer

Telephone: (920) 568-

5576

FAX: (920) 563-0234

Commitments

$30,000,000 BANK ONE, NA (MAIN OFFICE

CHICAGO),

Individually and as Agent

By: /s/Mark P. Bruss

Title: First Vice President

111 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Mark P. Bruss

Telephone: (414) 765-

3254

FAX: (414) 765-3190

[Signature Page 1 of 2 to Credit Agreement]

$